Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286034

PROSPECTUS

Restricted Warrants to Purchase up to 2,467,553 Ordinary Shares

Up to 2,467,553 Ordinary Shares underlying the Restricted Warrants

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of restricted warrants to purchase up to 2,467,553 Ordinary Shares (the “Restricted Warrants”) of ATIF Holdings Limited (the “Company”), $0.001 par value (the “Ordinary Shares”), in lieu of a securities purchase agreement (the “SPA”) dated February 4, 2025.

On February 4, 2025, the Company entered into the SPA with certain non-affiliated institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell (1) 1,580,000 Ordinary Shares, and (2) certain pre-funded warrants to purchase up to 887,553 Ordinary Shares in a registered direct offering, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 2,467,553 Ordinary Shares, for aggregate gross proceeds of approximately $2.5 million.

For the details about the selling stockholder, please see “Selling Stockholders.” The selling stockholder may sell these shares from time to time in the principal market on which our Ordinary Share is traded at the prevailing market price, in negotiated transactions, or through any other means described in the section titled “Plan of Distribution.” The selling stockholder may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, of the Ordinary Shares that they are offering. We will pay the expenses of registering these shares. We will not receive proceeds from the sale of our shares by the selling stockholder that are covered by this prospectus.

The shares are being registered to permit the selling stockholder, or its respective pledgees, donees, transferees or other successors-in-interest, to sell the shares from time to time in the public market. We do not know when or in what amount the selling stockholder may offer the securities for sale. The selling stockholder may sell some, all or none of the securities offered by this prospectus.

Our Ordinary Shares are quoted on the Nasdaq Capital Markets under the symbol ZBAI. On April 17, 2025, the closing price of our Ordinary Shares was $1.01 per share.

The Selling Stockholders may sell their Ordinary Shares described in this prospectus in a number of different ways, at prevailing market prices or privately negotiated prices and there is no termination date of the Selling Stockholders’ offering.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2025

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We and our Underwriter have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless the context otherwise requires, the terms “ZBAI,” “we,” “us” and “our” in this prospectus refer to ATIF HOLDINGS LIMITED, and “this offering” refers to the offering contemplated in this prospectus.

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PROSPECTUS CONVENTIONS

Except where the context otherwise requires and for purposes of this prospectus only:

●	“ATIF BVI” shall hereinafter refer to ATIF Holdings Limited, a British Virgin Islands business company.

●	“ATIF USA” shall hereinafter refer to ATIF Inc., a California corporation and a wholly-owned subsidiary of ATIF.

●	“ATIF Investment” shall hereinafter refer to ATIF Investment Limited, a British Virgin Islands business company and a wholly-owned subsidiary of ATIF.

●	“ATIF BD” shall hereinafter refer to ATIF BD LLC, a California limited liability company and a wholly-owned subsidiary of ATIF USA.

●	“ATIF Consulting” shall hereinafter refer to ATIF Business Consulting LLC, a California LLC and a wholly-owned subsidiary of ATIF USA.

●	“ATIF Management” shall hereinafter refer to ATIF Business Management LLC, a California LLC and wholly-owned subsidiary of ATIF USA.

●	“we,” “us,” “Company,” “Group,” or the “registrant” or similar terms used in this registration statement refer to ATIF, ATIF USA, ATIF Investment, ATIF Consulting, ATIF Management, and ATIF BD, unless the context otherwise indicates.

●	“Affiliated Entities” shall refer to the ATIF USA, ATIF Consulting, ATIF Management, ATIF Investment and ATIF BD.

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“preferred shares,” or “Preferred Shares” are to the Class A preferred shares of the Company, par value $0.001 per share;

●	“RMB” and “Renminbi” are to the legal currency of the PRC;

●	“SEC” are to the Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“shares,” “Shares,” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value $0.001 per share; and

●	“U.S. dollars” and “$” are to the legal currency of the United States.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced. We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Company Overview

Business Overview

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”) and prior to August 1, 2022, our Affiliated Entity ATIF USA, managed a private equity fund with approximately $1.3 million assets under management (“AUM”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable stock markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout North America and Asia. In order to expand our business with a flexible business concept and reach our goal of high growth revenue and strong profit growth, on January 4, 2021, we opened an office in California, USA, through our wholly owned subsidiary ATIF USA. Our clients located within United States are serviced by ATIF USA. ATIF relies on a professional service team, who is rich in business consulting experiences, extensive social relations, and international integrated services, to make the IPO process as easy as possible for its clients. We operate with competitive fee schedules and in the cases of clients with attractive financial performance and/or great growth potential, we would offer the option of paying no fees upfront.

To mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore, we decided to divest our PRC subsidiaries. As of May 31, 2022, we completed the transfer of our equity interest in ATIF Limited, a Hong Kong corporation (“ATIF HK”) and Huaya Consulting (Shenzhen) Co., Ltd., corporation formed under the laws of the PRC (“Huaya”) to Mr. Pishan Chi, our former director and CEO, for no consideration.

We have primarily focused on helping clients going public on the national stock exchanges and OTC Markets in the U.S. As of the date of this prospectus, we have provided financial consulting services to SMEs in the United States, Mexico, China and Hong Kong. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the years ended July 31, 2024 and 2023, and for the six months ended January 31, 2025 and 2024.

	Year ended July 31, 2024	Percentage of Total	Year ended July 31, 2023	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong			600,000	24%
Mainland China
USA	620,000	100%	1,200,000	49%
Mexico			650,000	27%
Total revenue, net	$620,000	100%	2,450,000	100%

	Six months ended January 31, 2025	Percentage of Total	Six months ended January 31, 2024	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong
Mainland China
USA	200,000	100%	150,000	100%
Mexico
Total revenue, net	$200,000	100%	150,000	100%

Corporate Structure

The following diagram illustrates our current corporate structure:

Recent Developments

Share Cancellation

On February 3, 2025, the Company and certain investors (the “Purchasers”) party to a certain securities purchase agreement dated January 15, 2025 (the “SPA”) entered into a certain letter agreement to buy back and cancel an aggregate of 1,480,000 ordinary shares issued to the Purchasers pursuant to the SPA in exchange for the payment of an aggregate of $1,850,000 to the Purchasers.

Registered Direct Offering

On February 4, 2025, the Company and certain investors entered into a certain securities purchase agreement pursuant to which the Company agreed to sell (1) 1,580,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”), and (2) certain pre-funded warrants to purchase up to 887,553 Ordinary Shares (the “Pre-Funded Warrants”) in a registered direct offering, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 2,467,553 Ordinary Shares (the “Restricted Warrants”), for aggregate gross proceeds of approximately $2.5 million (the “February Offering”). The February Offering closed on February 5, 2025.

NASDAQ Listing

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Corporate Information

Our principal executive office is located at 25391 Commercentre Dr., Ste 200, Lake Forest, CA 92630. Our telephone number at that address is 308-888-8888. Our company website is https://ir.atifus.com. Our NASDAQ symbol is “ZBAI,” and we make our SEC filings available on the Investor Relations page of our website, https://ir.atifus.com. Information contained on our website is not part of this prospectus.

THE OFFERING

Ordinary Shares being offered by Selling Stockholders

Up to 2,467,553 Ordinary Shares underlying the Restricted Warrants, which can be exercised at a price of $1.20 per share.

The Selling Stockholders may sell their Ordinary Shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sales by the Selling Stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Trading Symbol	ZBAI

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. You should read “Risk Factors,” beginning on page 4 for a discussion of factors to consider before deciding to invest in our securities.

Transfer Agent	Transhare Corporation

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, filed on November 13, 2024, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our ordinary shares or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ordinary shares or other securities convertible into or exchangeable for of our ordinary shares. We cannot assure you that we will be able to sell of our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

We do not intend to apply for any listing of the Restricted Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Restricted Warrants.

We do not intend to apply for any listing of the Restricted Warrants on Nasdaq Stock Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Restricted Warrants. Without an active market, the liquidity of the Restricted Warrants will be limited. Further, the existence of the Restricted Warrants may act to reduce both the trading volume and the trading price of the Ordinary Shares.

Except as otherwise provided in the Restricted Warrants, holders of the Restricted Warrants purchased in this offering will have no rights as our shareholders.

The Restricted Warrants offered in this offering do not confer any rights as shareholders of our company on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire the Ordinary Shares at a fixed price for a limited period of time. Specifically, a holder of a Restricted Warrant may exercise the right to acquire one Ordinary Share and pay a nominal exercise price at any time. Upon exercise of the Restricted Warrants, their holders will be entitled to exercise the rights of a holder of the Ordinary Shares only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

●	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our drug candidates;

●	the potential market opportunities for commercializing our drug candidates;

●	our expectations regarding the potential market size and the size of the patient populations for our drug candidates, if approved for commercial use, and our ability to serve such markets;

●	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

●	our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

●	the implementation of our business model and strategic plans for our business and drug candidates;

●	the initiation, cost, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

●	timing and receipt or payments of licensing and milestone revenues, if any;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	regulatory developments in the United States and foreign countries;

●	the performance of our third party suppliers and manufacturers;

●	our ability to maintain and establish collaborations or obtain additional funding;

●	the success of competing therapies that are currently or may become available;

●	our ability to continue as a going concern;

●	the effect of the ongoing COVID-19 pandemic;

●	our financial performance; and

●	developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

There are important factors that could cause actual results to vary materially from those described herein as anticipated, estimated or expected, including, but not limited to: the effects of the COVID-19 outbreak, including on the demand for our products; the duration of the COVID-19 outbreak and severity of such outbreak in regions where we operate; the pace of recovery following the COVID-19 outbreak; our ability to implement cost containment and business recovery strategies; the adverse effects of the COVID-19 outbreak on our business or the market price of our Ordinary Shares; competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; SEC regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties described herein and the risk factors set forth in “Risk Factors”, in our Annual Report on Form 10-K for the fiscal year 2024, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of ordinary shares, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Business Overview

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”) and prior to August 1, 2022, our Affiliated Entity ATIF USA, managed a private equity fund with approximately $1.3 million assets under management (“AUM”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable stock markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout North America and Asia. In order to expand our business with a flexible business concept and reach our goal of high growth revenue and strong profit growth, on January 4, 2021, we opened an office in California, USA, through our wholly owned subsidiary ATIF USA. Our clients located within United States are serviced by ATIF USA. ATIF relies on a professional service team, who is rich in business consulting experiences, extensive social relations, and international integrated services, to make the IPO process as easy as possible for its clients. We operate with competitive fee schedules and in the cases of clients with attractive financial performance and/or great growth potential, we would offer the option of paying no fees upfront.

To mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore, we decided to divest our PRC subsidiaries. As of May 31, 2022, we completed the transfer of our equity interest in ATIF Limited, a Hong Kong corporation (“ATIF HK”) and Huaya Consulting (Shenzhen) Co., Ltd., corporation formed under the laws of the PRC (“Huaya”) to Mr. Pishan Chi, our former director and CEO, for no consideration.

We have primarily focused on helping clients going public on the national stock exchanges and OTC Markets in the U.S. As of the date of this prospectus, we have provided financial consulting services to SMEs in the United States, Mexico, China and Hong Kong. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the years ended July 31, 2024 and 2023, and the six months ended January 31, 2025 and 2024.

	Year ended July 31, 2024	Percentage of Total	Year ended July 31, 2023	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong			600,000	24%
Mainland China
USA	620,000	100%	1,200,000	49%
Mexico			650,000	27%
Total revenue, net	$620,000	100%	2,450,000	100%

	Six months ended January 31, 2025	Percentage of Total	Six months ended January 31, 2024	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong
Mainland China
USA	200,000	100%	150,000	100%
Mexico
Total revenue, net	$200,000	100%	150,000	100%

NASDAQ Listing

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Registered Direct Offering

On February 4, 2025, ATIF Holdings Limited (the “Company”) entered into certain securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell (1) 1,580,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”), and (2) certain pre-funded warrants to purchase up to 887,553 Ordinary Shares (the “Pre-Funded Warrants”) in a registered direct offering, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 2,467,553 Ordinary Shares (the “Restricted Warrants”), for aggregate gross proceeds of approximately $2.5 million (the “Offering”).

Summary of Critical Accounting Policies

Basis of Presentation

The interim unaudited condensed consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The unaudited condensed consolidated balance sheets as of January 31, 2025 and for the unaudited condensed consolidated statement of operations and comprehensive loss for the six months ended January 31, 2025 and 2024 have been prepared without audit, pursuant to the rules and regulations of the SEC and pursuant to Regulation S-X. Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto, included in the Form 10-K for the fiscal year ended July 31, 2024, which was filed with the SEC on November 13, 2024.

In the opinion of the management, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the year ended July 31, 2024. The results of operations for the six months ended January 31, 2025 and 2024 are not necessarily indicative of the results for the full years.

The unaudited condensed consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Results of Operations for the Years Ended July 31, 2024 and 2023

The following table summarizes the results of our operations for the fiscal years ended July 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the years ended		Changes
	July 31, 2024	July 31, 2023	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenues - third parties	$420,000	$1,150,000	$(730,000)	(63)%
Revenues - a related party	200,000	1,300,000	(1,100,000)	(85)%
Revenues	$620,000	$2,450,000	$(1,830,000)	(75)%

Operating expenses:
Selling expenses	333,500	207,238	126,262	61%
General and administrative expenses	2,265,612	2,241,626	23,986	1%
(Reversal of provision) provision against accounts receivable due from a related party	(19,103)	762,000	(781,103)	(103)%
Total operating expenses	2,580,009	3,210,864	(630,855)	(20)%

Loss from operations	(1,960,009)	(760,864)	1,199,145	158%

Other income (expenses):
Interest income, net	26	1,874	(1,848)	(99)%
Other (expenses) income, net	(846,871)	314,518	(1,161,389)	(369)%
Provision against due from buyers of LGC	-	(2,654,767)	(2,654,767)	(100)%
(Loss) gain from investment in trading securities	(381,370)	192,102	(573,472)	(299)%
Gain from disposal of subsidiaries and VIE	-	56,038	(56,038)	(100)%
Total other expense, net	(1,228,215)	(2,090,235)	(862,020)	(41)%

Loss before income taxes	(3,188,224)	(2,851,099)	337,125	12%

Income tax provision	(3,300)	(31,200)	(27,900)	(89)%
Net loss	$(3,191,524)	$(2,882,299)	$309,225	11%

Revenues. Our total revenue decreased by approximately $1.8 million, or 75%, from approximately $2.5 million in fiscal year 2023, to approximately $0.6 million in fiscal year 2024, primarily attributable to a decrease of approximately $0.7 million and $1.1 million, respectively, from consulting services to third parties and related parties.

The decrease in revenues from third parties was primarily because we provided listing related consulting services for seven customers and earned consulting service fees of approximately $0.4 million for the fiscal year ended July 31, 2024, while we provided phase completed phase I and phase II services for two customers and earned consulting service fees of approximately $1.2 million for the fiscal year ended July 31, 2023. The phase I and phase II service fees are higher than listing related consulting services, because the phase I and phase II services take longer time.

The decrease in revenues from related parties was primarily because we provided consulting services to less customers on behalf of related parties. For the fiscal year ended July 31, 2024 and 2023, we provided consulting services to one and two customers on behalf of a related party, respectively.

Selling expenses. Selling expenses increased by approximately $0.1 million, or 61%, from approximately $0.2 million in year ended July 31, 2023 to approximately $0.3 million in the same period ended July 31, 2024. Our selling expenses primarily consisted of promotion and advertising expenses. The increase in our selling expenses was primarily due to an increase of amortization expenses of approximately $0.1 million for TV promotion videos.

As a percentage of sales, our selling expenses were 54% and 8% of our total revenues for the fiscal years ended July 31, 2024 and 2023, respectively.

General and administrative expenses. Our general and administrative expenses kept stable at $2.3 million and $2.2 million For the fiscal years ended July 31, 2024 and 2023, respectively. Our general and administrative expenses primarily consisted of salary and welfare expenses of management and administrative team, professional expenses, office expenses, operating lease expenses. The increase in general and administrative expenses was primarily due to an increase of legal expenses of approximately $0.5 million for legal proceedings with both Boustead Securities, LLC and J.P Morgan Securities LLC, partially offset by a decrease of approximately $0.2 million in rental expenses because we modified an office lease agreement, a decrease of approximately $0.1 million in payroll expenses because we adjusted monthly payroll expenses to Mr. Jun Liu from $20,000 to $1 since February 2024, and a decrease of approximately $0.1 million in office expenses.

As a percentage of sales, our general and administrative expenses were 365% and 91% of our total revenues for the fiscal years ended July 31, 2024 and 2023, respectively.

(Reversal of provision) provision against accounts receivable due from a related party. For the fiscal year ended July 31, 2023, we provided full provision of $762,000 against the accounts receivable due from Huaya as the management assessed it is remote to collect the outstanding balance. For the fiscal year ended July 31, 2024, we reversed provision of $19,103 because Huaya paid salary expenses of $19,103 on our behalf.

Provision against due from buyers of LGC. For the fiscal year ended July 31, 2023, we provided full provision of $2,654,767 against the balances due from buyers of LGC as the management assessed it is remote to collect the outstanding balance. The balance due from buyers of LGC arose from our disposition of 51.2% of the equity interest of LGC in January 2021. We did not incur such expenses for the fiscal year ended July 31, 2024.

Loss (gain) from investment in trading securities. Loss (gains) from investment in trading securities represented fair value changes from investment in trading securities, which was measured at market price. For the fiscal years ended July 31, 2024 and 2023, we recorded an investment loss of approximately $0.4 million and an investment gain of approximately $0.2 million, respectively.

Income taxes. We are incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, we are not subject to tax on income or capital gains in the British Virgin Islands. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

ATIF Inc, ATIF BD, ATIF BC and ATIF BM were established in the U.S and are subject to federal and state income taxes on its business operations. The federal tax rate is 21% and state tax rate is 8.84%. We also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, No material impact on the ATIF US is expected based on our analysis. We will continue to monitor the potential impact going forward.

Income tax expense was $3,300 for the fiscal years ended July 31, 2024, because three of our US subsidiaries are subject to state taxes during the year of 2024. Income tax expense was $31,200 for the fiscal years ended July 31, 2023, because our USA subsidiaries were making taxable income during the year of 2023.

Net loss. As a result of foregoing, net loss was approximately $3.2 million for the fiscal year ended July 31, 2024, an increase of $0.3 million from net loss of $2.9 million in fiscal year 2023.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations, working capital loans from our major shareholders, proceeds from our initial public offering, and equity financing through public offerings of our securities. We plan to support our future operations primarily from cash generated from our operations and cash on hand. However, the Company may need to raise the cash flow from related parties, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all.

Liquidity and Going concern

For the years ended July 31, 2024 and 2023, the Company reported a net loss of approximately $3.2 million and $2.9 million, respectively, and operating cash outflows approximately $0.1 million and $2.3 million. In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. Because of losses from operations, cash out from operating activities, and the requirement of additional capital to fund our current operating plan at July 31, 2024, these factors indicate the existence of an uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern.

As of July 31, 2024, the Company had cash of $1.2 million, short-term investment in trading securities of $0.4 million, due from a related party of $0.9 million and accounts receivables of $0.2 million due from a related party, which were highly liquid. On the other hand, the Company had current liabilities of $1.0 million. The Company’s cash on hand could well cover the current liabilities. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

We have not declared nor paid any cash dividends to our shareholders. We do not plan to pay any dividends out of our restricted net assets as of July 31, 2024.

The following table sets forth summary of our cash flows for the years indicated:

	For the Years Ended July 31,
	2024	2023
Net cash used in operating activities	(120,483)	(2,333,899)
Net cash (used in) provided by investing activities	(1,579,955)	459,816
Net cash provided by financing activities	2,343,792	729,968
Net increase (decrease) in cash	643,354	(1,144,115)
Cash, beginning of year	606,022	1,750,137
Cash, end of year	$1,249,376	$606,022

Operating Activities

Net cash used in operating activities was approximately $0.1 million in fiscal year ended July 31, 2024. Net cash used in operating activities was primarily comprised of net loss of approximately $3.2 million, adjusted for loss of approximately $0.4 million from investment in trading securities, and net changes in our operating assets and liabilities, principally comprising of (i) a decrease of accounts receivable of approximately $0.7 million due from third parties and $0.4 million due from a related party, respectively. The decrease was because we collected outstanding balance due from customers, (ii) a decrease of prepaid expenses and other current assets of approximately $0.3 million, which was due to amortization of advertising service fees, and (iii) an increase of accrued expenses and other current liabilities of approximately $1.3 million.

Net cash used in operating activities was approximately $2.3 million in fiscal year ended July 31, 2023. Net cash used in operating activities was primarily comprised of net loss of approximately $2.9 million, adjusted for provision of approximately $2.7 million against due from buyers of LGC, and provision of approximately $0.8 million against accounts receivable due from a related party, and net changes in our operating assets and liabilities, principally comprising of (i) an increase of accounts receivable of approximately $0.7 million due from third parties and approximately $0.6 million due from a related party, respectively. The increase was in line with increase of revenues, and (ii) a decrease of accrued expenses and other current liabilities of approximately $2.0 million as the Company was no longer liable to an investment bank for loss making since disposal of ATIF GP.

Investing Activities

Net cash used in investing activities was approximately $1.6 million in fiscal year 2024, primarily consisting of loans of approximately $0.9 million made to a related party and investment of approximately $0.7 million in trading securities.

Net cash provided by investing activities was approximately $0.4 million in fiscal year 2023, primarily consisting of proceeds of approximately $0.3 million from disposal of investments in two equity securities, redemption of $94,799 from short-term investments, proceeds of $72,000 from disposal of property and equipment, and collection of loans of $59,000 from a related party, partially offset against loans of approximately $0.1 million made to a related party.

Financing Activities

Net cash provided by financing activities was approximately $2.3 million in fiscal year 2024, which was provided by proceeds of approximately $2.3 million from issuance of ordinary shares pursuant to a private placement

Net cash provided by financing activities was approximately $0.7 million in fiscal year 2023, which was provided by borrowings of approximately $0.7 million from a related party.

Critical Accounting Policies and Estimate

We prepare our audited consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Due to the level of activity and lack of complex transactions, we believe there are currently no critical accounting policies and estimates that affect the preparation of our financial statements.

Results of Operations for the Three and Six Months Ended January 31, 2025 and 2024

Comparison of Operation Results for the Three Months ended January 31, 2025 and 2024

The following table summarizes the results of our operations for the three months ended January 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the three months ended January 31,		Changes
	2025	2024	Amount Increase (Decrease)	Percentage Increase (Decrease)

Revenues	200,000	25,000	175,000	700%

Operating expenses
Selling expenses	(48,000)	(93,000)	45,000	(48)%
General and administrative expenses	(502,797)	(479,516)	(23,281)	5%
Total operating expenses	(550,797)	(572,516)	21,719	(4)%

Loss from operations	(350,797)	(547,516)	196,719	(36)%

Other (expenses) income
Interest (expenses) income	3	23	(20)	(87)%
Other (expense) income	(265,941)	59,185	(325,126)	(549)%
(Loss) gain from investment in trading securities	(1,286,722)	80,670	(1,367,392)	(1695)%
Total other (expense) income	(1,552,660)	139,878	(1,692,538)	(1210)%

Loss before income taxes	(1,903,457)	(407,638)	(1,495,819)	367%

Income tax expenses	-	-	-
Net loss	(1,903,457)	(407,638)	(1,495,819)	367%

Revenues. Our total revenue increased by approximately $0.2 million, or 700%, from $25,000 for the three months ended January 31, 2024, to $0.2 million in for the three months ended January 31, 2025.

For the three months ended January 31, 2025, we provided IPO assistance services to one customer and recognized revenues of $0.2 million. For the three months ended January 31, 2024, we provided IPO assistance services to one customer and recognized revenues of $25,000.

Selling expenses. Our selling expenses primarily consisted of advertising and promotion expenses. For the three months ended January 31, 2025, our selling expenses was $48,000, representing a decrease of $45,000, or 48%, from $93,000 for the three months ended January 31, 2024. The decrease was primarily due to a decrease of amortization expenses of $45,000 for TV promotion videos.

General and administrative expenses. Our general and administrative expenses primarily consisted of salary and welfare expenses of management and administrative team, professional expenses, office expenses, operating lease expenses. Our general and administrative expenses increased by $23,281, or 5%, from approximately $0.5 million for the three months ended January 31, 2024, to $0.5 million for the three months ended January 31, 2025.

Loss (gain) from investment in trading securities. Loss (gain) from investment in trading securities represented fair value changes from investment in trading securities, which was measured at market price. For the three months ended January 31, 2025 and 2024, we recorded an investment loss of approximately $1.3 million and an investment gain of approximately $0.1 million, respectively.

Income taxes. We are incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, we are not subject to tax on income or capital gains in the British Virgin Islands. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

ATIF Inc, ATIF BD, ATIF BC and ATIF BM were established in the U.S and are subject to federal and state income taxes on their business operations. The federal tax rate is 21% and state tax rate is 8.84%. ATIF BD, a corporation registered in Delaware is subject to a franchise tax. We also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, No material impact on the ATIF US is expected based on our analysis. We will continue to monitor the potential impact going forward.

For the three months ended January 31, 2025 and 2024, we did not recognize income tax expenses.

Net income (loss). As a result of foregoing, net loss was approximately $1.9 million for the three months ended January 31, 2025, an increase of loss of approximately $1.5 million from net loss of $0.4 million for the three months ended January 31, 2024.

Comparison of Operation Results for the Six Months ended January 31, 2025 and 2024

The following table summarizes the results of our operations for the six months ended January 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the six months ended January 31,		Changes
	2025	2024	Amount Increase (Decrease)	Percentage Increase (Decrease)

Revenues	200,000	150,000	50,000	33%

Operating expenses
Selling expenses	(120,000)	(165,000)	45,000	(27)%
General and administrative expenses	(951,906)	(1,189,295)	237,389	(20)%
Total operating expenses	(1,071,906)	(1,354,295)	282,389	(21)%

Loss from operations	(871,906)	(1,204,295)	332,389	(28)%

Other income (expenses)
Interest (expenses) income	(15)	23	(38)	(165)%
Other (expense) income	(260,046)	199,905	(459,951)	(230)%
Loss from investment in trading securities	(1,138,564)	(28,734)	(1,109,830)	3862%
Total other (expense) income	(1,398,625)	171,194	(1,569,819)	(917)%

Loss before income taxes	(2,270,531)	(1,033,101)	(1,237,430)	120%

Income tax expenses	-	-	-
Net loss	(2,270,531)	(1,033,101)	(1,237,430)	120%

Revenues. Our total revenue increased by $50,000 from approximately $0.2 million for the six months ended January 31, 2024, to $0.2 million in six months ended January 31, 2025.

During the six months ended January 31, 2025, we provided IPO assistance services to one customer and recognized revenues of $0.2 million. For the six months ended January 31, 2024, we provided certain IPO assistance services to four customers and recognized revenues of $150,000.

Selling expenses. Our selling expenses primarily consisted of advertising and promotion expenses. For the six months ended January 31, 2025, our selling expenses was $120,000, representing a decrease of $45,000, or 27%, from $165,000 for the six months ended January 31, 2024. The decrease was primarily due to a decrease of amortization expenses for TV promotion videos.

As a percentage of sales, our absolute amount of selling expenses were 60% and 110% of our total revenues for the six months ended January 31, 2025 and 2024, respectively.

General and administrative expenses. Our general and administrative expenses primarily consisted of salary and welfare expenses of management and administrative team, office expenses, operating lease expenses, and professional fees such as audit and legal fees. Our general and administrative expenses decreased from approximately $1.2 million in the six months ended January 31, 2024 to approximately $1.0 million in the same period of 2025, which was primarily due to decrease of payroll expenses from the compensation adjustments following changes in executive leadership roles.

As a percentage of sales, our general and administrative expenses were 476% and 793% of our total revenues for the six months ended January 31, 2025 and 2024, respectively.

Loss from investment in trading securities. Loss from investment in trading securities represented fair value changes from investment in trading securities, which was measured at market price. For the six months ended January 31, 2025 and 2024, we recorded an investment loss of approximately $1.1 million and $28,734, respectively.

Income taxes. We are incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, we are not subject to tax on income or capital gains in the British Virgin Islands. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed. ATIF Inc, ATIF BD, ATIF BC and ATIF BM were established in the U.S and are subject to federal and state income taxes on its business operations. The federal tax rate is 21% and state tax rate is 8.84%. We also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, No material impact on the ATIF US is expected based on our analysis. We will continue to monitor the potential impact going forward. For the six months ended January 31, 2025 and 2024, we did not recognized income tax expenses.

Net loss. As a result of foregoing, net loss was approximately $2.3 million for the six months ended January 31, 2025, an increase of loss of approximately $1.3 million from net loss of $1.0 million for the six months ended January 31, 2024.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations, working capital loans from our major shareholders, proceeds from our initial public offering, and equity financing through public offerings of our securities. We plan to support our future operations primarily from cash generated from our operations and cash on hand. However, the Company may need to raise the cash flow from related parties, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all.

Liquidity and Going Concern

For the six months ended January 31, 2025 and 2024, we reported a net loss of approximately $2.3 million and $1.0 million, respectively, and operating cash outflows approximately $1.2 million and approximately $0.02 million. In assessing the ability to continue as a going concern, we monitors and analyzes cash and our ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. Because of a history of net losses from operations, cash out from operating activities, and the requirement of additional capital to fund our current operating plan at January 31, 2025, these factors indicate the existence of an uncertainty that raises substantial doubt about our ability to continue as a going concern.

In January 2025, we issued and sold 3,820,000 ordinary shares to certain non-affiliated institutional investors at a price of US$1.25 per share for gross proceeds of US$4.8 million. We recorded net proceeds of approximately $4.8 million.

As of January 31, 2025, we had cash of approximately $5.3 million, short-term investments in trading securities of approximately $2.8 million and due from a related party of $0.6 million, which were highly liquid. On the other hand, we had current liabilities of approximately $0.8 million. The cash and short-term investments in trading securities could well cover the current liabilities. Our ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

We have not declared nor paid any cash dividends to our shareholders. We do not plan to pay any dividends out of our restricted net assets as of January 31, 2025.

Cash Flow

The following table sets forth summary of our cash flows for the periods indicated:

	For the Six Months Ended January 31,
	2025	2024
Net cash used in operating activities	(1,195,753)	(17,412)
Net cash provided by (used in) investing activities	441,172	(449,458)
Net cash provided by financing activities	4,774,895	-
Net decrease in cash	4,020,314	(466,870)
Cash, beginning of period	1,249,376	606,022
Cash, end of period	$5,269,690	$139,152

Operating Activities

Net cash used in operating activities was approximately $1.2 million in six months ended January 31, 2025. Net cash used in operating activities was primarily comprised of net loss of approximately $2.3 million, adjusted for loss of approximately $1.1 million from investment in trading securities, and net changes in our operating assets and liabilities, principally comprising of a decrease of $0.2 million in accounts receivable and a decrease of approximately $0.5 million in accounts payable, accrued expenses and other current liabilities because we paid litigation liabilities of approximately $0.3 million.

Net cash used in operating activities was $17,413 in the six months ended January 31, 2024. Net cash used in operating activities was primarily comprised of net loss of approximately $1.0 million, adjusted for amortization of right of use assets of approximately $0.2 million, and net changes in our operating assets and liabilities, principally comprising of a decrease of accounts receivable of approximately $0.2 million and $0.6 million, respectively, due from third party customers and related party customers as a result of collection of consulting fees from customers.

Investing Activities

Net cash provided by investing activities was $0.4 million for the six months ended January 31, 2025, primarily consisting of net collection of borrowings from a related party of $0.3 million.

Net cash used in investing activities was approximately $0.4 million in the six months ended January 31, 2024, primarily used in investment in trading securities of approximately $0.4 million.

Financing Activities

Net cash provided by financing activities was approximately $4.8 million in the six months ended January 31, 2025, which represented proceeds from issuance of ordinary shares.

Critical Accounting Policies and Estimate

We prepare our audited consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Due to the level of activity and lack of complex transactions, we believe there are currently no critical accounting policies and estimates that affect the preparation of our financial statements.

BUSINESS

Business Overview

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”) and prior to August 1, 2022, our Affiliated Entity ATIF USA, managed a private equity fund with approximately $1.3 million assets under management (“AUM”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable stock markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout North America and Asia. In order to expand our business with a flexible business concept and reach our goal of high growth revenue and strong profit growth, on January 4, 2021, we opened an office in California, USA, through our wholly owned subsidiary ATIF USA. Our clients located within United States are serviced by ATIF USA. ATIF relies on a professional service team, who is rich in business consulting experiences, extensive social relations, and international integrated services, to make the IPO process as easy as possible for its clients. We operate with competitive fee schedules and in the cases of clients with attractive financial performance and/or great growth potential, we would offer the option of paying no fees upfront.

To mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore, we decided to divest our PRC subsidiaries. As of May 31, 2022, we completed the transfer of our equity interest in ATIF Limited, a Hong Kong corporation (“ATIF HK”) and Huaya Consulting (Shenzhen) Co., Ltd., corporation formed under the laws of the PRC (“Huaya”) to Mr. Pishan Chi, our former director and CEO, for no consideration.

We have primarily focused on helping clients going public on the national stock exchanges and OTC Markets in the U.S. As of the date of this prospectus, we have provided financial consulting services to SMEs in the United States, Mexico, China and Hong Kong. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the years ended July 31, 2024 and 2023 and the six months ended January 31, 2025 and 2024.

	Year ended July 31, 2024 Revenue	Percentage of Total revenue	Year ended July 31, 2023 Revenue	Percentage of Total revenue
Hong Kong			600,000	24%
Mainland China
USA	620,000	100%	1,200,000	49%
Mexico			650,000	27%
Total revenue, net	$620,000	100%	2,450,000	100%

	Six months ended January 31, 2025	Percentage of Total	Six months ended January 31, 2024	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong
Mainland China
USA	200,000	100%	150,000	100%
Mexico
Total revenue, net	$200,000	100%	150,000	100%

NASDAQ Listing

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Intellectual Property

Trademark	Jurisdiction	Category	Effective Date	Expiration Date
ATIF	China	36	May 7, 2019	May 6, 2029
ATIF	Hong Kong	36	January 31, 2019	August 28, 2028
亚洲时代	China	36	May 14, 2017	May 13, 2027
亞洲時代	Hong Kong	35;36;41	November 26, 2019	April 11, 2029
CNNM	Hong Kong	35; 38	August 29, 2018	August 28, 2028
INTERNATIONAL SCHOOL OF FINANCE	Hong Kong	41	August 29, 2018	August 28, 2028
IPOEX	Hong Kong	36	October 27, 2020	October 26, 2030
IPOEX	European Union	36	January 30, 2021	October 15, 2030
IPOEX	China	36	July 28, 2021	July 27, 2031
IPOEX	Singapore	36	October 15, 2020	October 15, 2030
IPOEX	United Kingdom	36	February 19, 2021	October 19, 2030
IPOEX	Korea	36	February 21, 2022	February 21, 2032

We also own five domain names: ipoex.com, atifus.com, atifchina, chinacnnm.com and dpoex.com.

Below are images of our trademarks:

Corporate History and Structure

The following diagram illustrates our current corporate structure:

ATIF Holdings Limited (“ATIF” or the “Company”), formerly known as Eternal Fairy International Limited and Asia Times Holdings Limited, was incorporated under the laws of the British Virgin Islands (“BVI”) on January 5, 2015, as a holding company to develop business opportunities in the People’s Republic of China (the “PRC” or “China”). The Company adopted its current name on March 7, 2019. The Company is primarily engaged in providing business advisory and financial consulting services to small and medium-sized enterprise customers.

On October 6 and October 7, 2022, ATIF Inc., a wholly owned subsidiary of ATIF, established ATIF Business Consulting LLC (“ATIF BC”) and ATIF Business Management LLC (“ATIF BM”) under the laws of the State of California of the United States, respectively. On April 25, 2022, the Company established ATIF Investment Limited (“ATIF Investment”) under the laws of BVI. On December 22, 2021, ATIF Inc. established ATIF BD LLC (“ATIF BD”) under the laws of California of the United States.

Enter into a sales agreement of ATIF GP

On January 21, 2021, the Company incorporated ATIF-1 GP, LLC (“ATIF GP”) under the laws of Delaware of the United States. ATIF GP is a wholly owned subsidiary of the Company, and focuses on fund management business.

On February 16, 2021, ATIF-1, LP (“ATIF LP”) was established as a private equity fund through our indirectly-wholly owned subsidiary, ATIF-1 GP, LLC (“ATIF GP”), a Delaware limited liability company, as the general partner. As of July 31, 2022, the Company owns 76.6% limited partner interest in ATIF, LP. The investment manager for the fund is ATIF Inc.

On August 1, 2022, the Company entered into a sales agreement with a third party, pursuant to which the Company sold all of its equity interest in ATIF GP at the cost of $50,000. The management believed the disposition does not represent a strategic shift because it is not changing the way it is running its consulting business. The Company has not shifted the nature of its operations. The termination is not accounted as discontinued operations in accordance with ASC 205-20. Upon the closing of the Agreement, ATIF GP is no longer our subsidiary and ATIF USA ceased to be the investment manager of ATIF LP.

Disposal of ATIF HK and Huaya

On May 20, 2022, the Company entered into a share transfer agreement with Mr. Pishan Chi, pursuant to which the Company transferred all of its equity interest in ATIF HK and its wholly owned subsidiary, Huaya to Mr. Chi at $nil consideration. Mr. Chi was the Company’s former Chief Executive Officer for the period from July 10, 2020 through August 4, 2021. The transfer of equity interest was closed on May 31, 2022.

The transfer of equity interest in ATIF HK and Huaya was for the purpose of mitigation of restrictions on China-based companies raising capital offshore by the PRC government. Upon the transfer of ATIF HK and Huaya, the Company would continue its effort to provide financial consulting services to clients from North America and other areas. The management believed the disposition does not represent a strategic shift because it is not changing the way it is running its business. The Company has not shifted the nature of its operations, not is it exiting the North America market, which is the Company’s major geographic market area. The termination is not accounted as discontinued operations in accordance with ASC 205-20.

As of July 31, 2024, the Company’s consolidated financial statements reflect the operating results of the following entities:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Parent company:
ATIF Holdings Limited (“ATIF”)	January 5, 2015	British Virgin Islands	Parent	Investment holding
Wholly owned subsidiaries of ATIF
ATIF Inc. (“ATIF USA”)	October 26, 2020	USA	100%	Consultancy and information technology support
ATIF Investment LLC (“ATIF Investment”)	April 25, 2022	BVI	100%	Consultancy and information technology support
ATIF BD	December 22, 2021	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BC	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BM	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support

Competition

We face competition from a number of consulting companies providing going public consulting services such as Greenpro Capital Corp., Forward Capital, and Metalpha Technology Holding Limited, who recently entered going public consulting services in 2018. We believe that our relatively mature operating history of nearly three years differentiates our company from other competitors. Our comprehensive one-stop consulting services, through which we are directly involved in each of the three pre-defined phases of our clients’ going public process, are unlike the services provided by many of our competitors, who often act as mere initial order takers, and then outsource a majority of services to third-party providers.

Currently, many of the going public consulting providers in China operate on a relatively small scale, only with a few employees. We believe that we are currently one of the few consulting companies capable of providing comprehensive one-stop going public services to qualified enterprises. However, due to favorable market conditions, which may have been overheated by various Chinese government stimulus programs offered recently to encourage and reward enterprises going public, a number of companies have entered and are entering the going public consulting business. As such, we expect competition will become more intense, and it is possible that we will not be able to maintain the growth rate we have achieved previously.

Government Regulations

Recent Regulatory Development

We are subject to a wide variety of complex laws and regulations in the United States and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding consumer protection, worker classification, wage and hour, sick pay and leaves of absence, anti-discrimination and harassment, whistleblower protections, background checks, privacy, data security, intellectual property, health and safety, environmental, competition, fees and payments, pricing, product liability and disclosures, property damage, communications, employee benefits, taxation, unionization and collective bargaining, contracts, arbitration agreements, class action waivers, terms of service, and accessibility of our website.

These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded, or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the principal regulations applicable to our business.

Regulation on Intellectual Property Rights

Regulations on trademarks

The Trademark Law of the People’s Republic of China was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001, and August 30, 2013, respectively. The last amendment was implemented on May 1, 2014. The regulations on the implementation of the trademark law of the People’s Republic of China were promulgated by the State Council of the People’s Republic of China on August 3, 2002, and took effect on September 15, 2002. It was revised on April 29, 2014 and April 23, 2019. The PRC Trademark Office under the State Administration of Market Regulation handles trademark registrations and grants a term of 10 years to registered trademarks and another 10 years if requested upon expiration of the first or any renewed 10-year term. Trademark license agreements must be filed with the PRC Trademark Office for record. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark to be registered is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar goods or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use. After receiving an application, the PRC Trademark Office will make a public announcement if the relevant trademark passes the preliminary examination. During the three months after this public announcement, any person entitled to prior rights and any interested party may file an objection against the trademark. The PRC Trademark Office’s decisions on rejection, objection, or cancellation of an application may be appealed to the PRC Trademark Review and Adjudication Board, whose decision may be further appealed through judicial proceedings. If no objection is filed within three months after the public announcement or if the objection has been overruled, the PRC Trademark Office will approve the registration and issue a registration certificate, at which point the trademark is deemed to be registered and will be effective for a renewable 10-year period, unless otherwise revoked. For licensed use of a registered trademark, the licensor shall file record of the licensing with the PRC Trademark Office, and the licensing shall be published by the PRC Trademark Office. Failure of the licensing of a registered trademark shall not be contested against a good faith third party. For a detailed description of our trademark registrations, please refer to “—Intellectual Property.”

Regulations on domain names

In accordance with the Measures for the Administration of Internet Domain Names, which was promulgated by the Ministry of Industry and Information Technology (the “MIIT”) on August 24, 2017 and came into effect on November 1, 2017, the Implementing Rules of China Internet Network Information Center on Domain Name Registration, which was promulgated by China Internet Network Information Center (the “CNNIC”) on May 28, 2012 and came into effect on May 29, 2012, and the Measures of the China Internet Network Information Center on Domain Name Dispute Resolution, which was promulgated by CNNIC on September 1, 2014 and came into effect on the same date, domain name registrations are handled through domain name service agencies established under relevant regulations, and an applicant becomes a domain name holder upon successful registration, and domain name disputes shall be submitted to an organization authorized by CNNIC for resolution. Besides, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate, and complete information of their identities to domain name registration service institutions. In accordance with the Notice from the Ministry of Industry and Information Technology on Regulating the Use of Domain Names in Internet Information Services, which was promulgated by the MIIT on November 27, 2017 and came into effect on January 1, 2018, Internet access service providers shall verify the identity of each Internet information service provider, and shall not provide services to any Internet information service provider which fails to provide real identity information. The applicant will become the holder of such domain names upon completion of the registration procedure. As of July 31, 2020, we had completed registration of five domain names, “ipoex.com,” “chinacnnm.com,” “atifchina.com,” “atifus.com,” and “dpoex.com,” in the PRC and became the legal holder of such domain names.

PRC Laws and Regulations Relating to Foreign Exchange

General administration of foreign exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China, which was promulgated by the State Council on January 29, 1996, which took effect on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008, and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the People’s Bank of China, or the PBOC, on June 20, 1996 and took effect on July 1, 1996 (the “Foreign Exchange Regulations”). Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC.

Circular No. 75, Circular No. 37, and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014, and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments prior to the establishment or control of an offshore special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by Circular 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB300,000 (approximately $43,000) on an institution or less than RMB50,000 (approximately $7,300) on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests. The qualified bank will directly examine the applications and accept registrations under the supervision of SAFE.

As of the date of this prospectus, some of our PRC shareholders have not completed registrations in accordance with Circular 37. The failure of such PRC shareholders to comply with the registration procedures may subject each of the shareholders to warnings and fines. If the registration formalities cannot be processed retrospectively, then the repatriation of the financing funds, profits, or any other interests of those PRC shareholders obtained through special purpose vehicles, for use in China, would be prohibited.

Permissions from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of the registration statement, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry.

As of the date of the registration statement, none of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC, or any other relevant PRC regulatory authorities for their business operations, our offering (including the sales of securities to foreign investors) and our listing in the U.S. under any existing PRC law, regulations or rules, nor we have received any inquiry, notice, warning, sanctions or regulatory objection to our business operations, our offering and listing in the U.S. from the CSRC, the CAC, or other PRC regulatory authorities.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Yuan Tai Law Offices, we are not an “operator of critical information infrastructure” or “large-scale data processor” as mentioned above. However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside China will also under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to conduct any follow-on offering in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the completion of the offering. The required filing materials shall include but not limited to: filing report and relevant commitments and domestic legal opinions. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing and offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before conducting securities offerings in the U.S. Even though, we have terminated our VIE structure, we cannot rule out the possibility that the formal regulation will require the companies listed which have/had PRC interests to submit registration or filings to CSRC retrospectively. If any of our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares may significantly decrease in value or become worthless.

Laws and Regulations Relating to Employment and Social Welfare in the U.S. and PRC

U.S. Labor and Employment Laws

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, unemployment tax rates, workers’ compensation rates, citizenship requirements and sales taxes. Additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits such as those to be imposed by recently enacted legislation in California, increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements could harm our operating results.

The Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. Although our office is designed to be accessible to the disabled, we could be required to make modifications to our office to provide service to, or make reasonable accommodations for, disabled persons.

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994, with an effective date of January 1, 1995, and was last amended on December 29, 2018, and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008, and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration, and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Until May 31, 2022, before we transfer all our equity interest in Huaya, Huaya has entered into written employment contracts with all its employees and performed its obligations required under the relevant PRC laws and regulations.

PRC Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004, and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, the Interim Regulations Concerning the Collection and Payment of Social Insurance Premiums implemented on January 22, 1999, and the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010, became effective on July 1, 2011, and last amended on December 29, 2018, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Huaya has deposited the social insurance fees in full for all the employees in compliance with the relevant regulations since June 2019 to May 31,2022.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999, and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

U.S. Data Protection and Privacy Laws

California has several laws protecting the literary works read by California residents. The California Reader Privacy Act protects information about the books California residents read from electronic services. Such information cannot be disclosed except pursuant to an individual’s affirmative consent, a warrant or court order with limited exceptions, such as imminent danger of serious injury. California Education Code Section 99122 requires for-profit postsecondary educational institutions to post a social media privacy policy on their website.

The Digital Millennium Copyright Act (DMCA) provides relief for claims of circumvention of copyright protected technologies and includes a safe harbor intended to reduce the liability of online service providers for hosting, listing, or linking to third-party content that infringes copyrights of others.

The Communications Decency Act provides that online service providers will not be considered the publisher or speaker of content provided by others, such as individuals who post content on an online service provider’s website.

The California Consumer Privacy Act (CCPA), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16.

The California Privacy Rights Act (CPRA), Virginia Consumer Data Protection Act (CDPA) and Colorado Privacy Act (CPA) all will come into effect on January 1, 2023. These laws provide consumers with the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. The CPRA also includes special requirements for California consumers under the age of 16.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 18, 2020, the Holding Foreign Companies Accountable Act or HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. As a result of the HFCAA, trading in ATIF BVI’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate ATIF BVI’s auditor. Furthermore, in June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s 2021 Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except for the litigation disclosed below, we are not currently a party to any legal or arbitration proceeding the outcome of which, if ‘determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows, or financial condition.

Legal Proceeding with Boustead Securities, LLC (“Boustead”)

On May 14, 2020, Boustead filed a lawsuit against the Company and LGC for breaching the underwriting agreement Boustead had with each of the Company and LGC, in which Boustead was separately engaged as the exclusive financial advisor to provide financial advisory services to the Company and LGC.

In April 2020, the Company acquired 51.2% equity interest in LGC after LGC terminated its efforts to launch an IPO on its own. Boustead alleged that the acquisition transaction between the Company and LGC was entered into during the tail period of the exclusive agreement between Boustead and the Company, and therefore deprived Boustead of compensation that Boustead would otherwise have been entitled to receive under its exclusive agreement with the Company and LGC. Therefore, Boustead is attempting to recover from the Company an amount equal to a percentage of the value of the transaction it conducted with LGC.

Boustead’s Complaint alleges four causes of action against the Company, including breach of contract; breach of the implied covenant of good faith and fair dealing; tortious interference with business relationships and quantum meruit.

On October 6, 2020, ATIF filed a motion to dismiss Boustead’s Complaint pursuant to Federal Rule of Civil Procedure 12(b)(6) and 12(b)(5). On October 9, 2020, the United States District Court for the Southern District of New York directed Boustead to respond to the motion or amend its Complaint by November 10, 2020. Boustead opted to amend its complaint and filed the amended complaint on November 10, 2020. Boustead’s amended complaint asserts the same four causes of action against ATIF and LGC as its original complaint. The Company filed another motion to dismiss Boustead’s amended complaint on December 8, 2020.

On August 25, 2021, the United States District Court for the Southern District of New York granted ATIF’s motion to dismiss Boustead’s first amended complaint. In its order and opinion, the United States District Court for the Southern District of New York allowed Boustead to move for leave to amend its causes of action against ATIF as to breach of contract and tortious interference with business relationships, but not breach of the implied covenant of good faith and fair dealing and quantum meruit. On November 4, 2021, Boustead filed a motion seeking leave to file a second amended complaint to amend its cause of action for Breach of Contract. The Court granted Boustead’s motion for leave and Boustead filed the second amended complaint on December 28, 2021 alleging only breach of contract and dropping all other causes of action alleged in the original complaint. On January 18, 2022, the Company filed a motion to dismiss Boustead’s second amended complaint. Boustead filed its opposition on February 1, 2022 and the Company replied on February 8, 2022.

On July 6, 2022, the Court denied our motion to dismiss the second amended complaint. Thereafter, on August 3, 2022, the Company filed a motion to compel arbitration of Boustead’s claims in California. Briefing on the Company’s motion to compel concluded on August 23, 2022. Since the agreement between ATIF and Boustead contains a valid arbitration clause that applies to Boustead’s breach of contract claim, and the parties have not engaged in discovery, on February 14, 2023, the Court ordered that ATIF’s motion to compel arbitration is granted and this case is stayed pending arbitration.

On March 10, 2023, Boustead, filed Demand for Arbitration against ATIF (the Respondent) before JAMS in California and the assigned JAMS case Ref. No. is 5220002783. On May 25, 2023, ATIF filed its answer to deny Boustead’s Demand for Arbitration, which was unsuccessful and the arbitration process was initiated. The arbitrator ordered a motion to be filed by Boustead for a determination of contact interpretation, prior to extensive discovery into issues such as the alleged merits and damages, and to determine whether the contract interpretation should allow the matter to further proceed. Boustead had filed the Motion for Contract Interpretation Determination. ATIF filed its opposition to that Motion on October 16, 2023. The hearing on the motion was held on November 8, 2023, during which the arbitrator extended the hearing to February 29, 2024. The arbitrator also established December 15, 2023, as the deadline for Boustead to submit its reply regarding the contract interpretation issues raised by the Company. Simultaneously, the Company was granted until February 12, 2024, to present its response brief.

On September 24, 2024, the Company and Boustead entered into a settlement agreement, pursuant to which the Company shall pay a total amount of $1,000,000 to Boustead. The payment is made in three instalments, the first instalment of $250,000 is payable upon execution of the settlement agreement, the second instalment of $500,000 is payable before March 1, 2025, and the final instalment of $250,000 is payable before December 31, 2025.

Pending Legal Proceeding with J.P Morgan Securities LLC (“JPMS”)

On December 22, 2023, J.P Morgan Securities LLC (“JPMS”) filed a lawsuit in the Superior Court of California, County of Orange, bearing Case Number 30-2023-01369978-CU-FR-CJC against ATIF Holdings Limited (“Holdings”), ATIF Inc., ATIF-1 GP, LLC (ATIF-1 GP”), and two officers of Holdings and ATIF Inc., Jun Liu and Zhiliang “Ian” Zhou, alleging and asserting that it is entitled to recover $5,064,160 in damages plus interest and attorneys’ fees relating to a stock transaction by ATIF-1 GP.

The parties have agreed to attempt to mediate the dispute before proceeding to litigation. A mediation was held on May 6, 2024, but the parties could not come to a resolution. The Defendants’ time to respond to the lawsuit was May 20, 2024. On May 15, 2024, the Defendants filed a Petition with the Superior Court of California seeking to compel arbitration under the operative agreements and stay the underlying State Court action. On or about August 16, 2024, the parties agreed that JPMS and ATIF-1 GP, LLC would submit any disputes between the two of them only, to FINRA arbitration, and stay the California state court case pending such arbitration. At this time, the management is still in the process of evaluating the claims and defenses.

Environment

ZBAI seeks to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on ZBAI’s capital expenditures, results of operations or competitive position.

Properties

Our principal executive office and production facility is located in Lake Forest, California, USA, where we lease approximately 7,237 square feet of office space from a related party. The term of the lease is from June 1, 2022 to May 31, 2027, with monthly rental expenses of $20,000. On March 1, 2024, the Company modified the office lease arrangement, pursuant to which the remaining lease term was modified from 38 months to 24 months which will expire on February 28, 2026, and the office space is reduced from 7,237 square feet to 1,555 square feet. The monthly rental expense was reduced to $3,000.

In addition, we also lease an office space in Irvine, California, for approximately 4,182 square feet of office space for a term of three years from March 1, 2021 to February 29, 2024, and with monthly rental expenses of $20,073. As of August 25, 2022, we have subleased this office space to an unrelated third party company from August 25, 2022 to March 1, 2024. Our total rent expense was approximately $0.2 million and $0.5 million for the years ended July 31, 2024 and 2023, respectively. The Company did not extend the lease term upon maturity.

We believe that our current leased property is in good condition and suitable for the conduct of our business.

MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table and text set forth the names and ages of our current directors, executive officers and significant employees as of the date of this prospectus. Our Board of Directors is comprised of five (5) members.

Name	Age	Position(s)
Kamran Khan	41	Chief Executive Officer, Chairman and Director
Shibin Yu	42	Chief Financial Officer and Director
Zhelun Zhou	28	Independent Director
Syed Iqbal Shah	37	Independent Director
Yingying Guo	38	Independent Director

Set forth below is certain biographical information regarding each of our directors and executive officers as of the date of this prospectus.

Business Experience

Dr. Kamran Khan has served as the chief technology officer of Malipo Fintech Co., Ltd. in South Africa from January 2021 until his appointment with the Company. Dr. Khan was also a researcher in AI research in the University of Florida from January 2007 to October 2020. Dr. Khan received a doctorate degree in Computer Science and Technology from the University of Copenhagen, Denmark in 2011, and a Master of Digital Media Technology (Engineering) from the University of Florida.

Shibin Yu has served as the Chief Financial Officer of UTime Limited (Nasdaq: WTO) since December 2019 and has been the financial manager and controller of UTime SZ since March 2019. From June 2017 to March 2019, Mr. Yu served as a senior associate at BDO China Shu Lun Pan Certified Public Accountants LLP. From November 2013 to April 2017, Mr. Yu served as the Taxation Supervisor at Edan Instruments, Inc, a Medical Electronic Equipment manufacturer (currently publicly traded on SZSE: 300326). From February 2012 to September 2013, Mr. Yu served as the Accounting Head at Shenzhen Dazu Photovoltaic Technology Co., Ltd, a photovoltaic equipment provider. Mr. Yu received a B.A. from Dezhou University. Mr. Yu is also qualified as a Certified Public Accountants in China and is a CFA Charterholder.

Zhelun Zhou has served as the assistant controller of the finance department of Green Giant Inc from March 2023 to April 2024. From October 2022 to January 2023, Mr. Zhou served as a financial services office auditor at Ernst & Young Hua Ming LLP Shanghai Branch. Mr. Zhou received a bachelor’s degree in accounting and finance from the University of Birmingham in 2020, and a master’s degree in psychological sciences from the University College London in 2021.

Syed Iqbal Shah has served the general manager of Market Masters since September 2020 where he plans and designs IM products. Mr. Shah also served as an AI designer at Ronald Lu & Partners from 2014 to 2020 . Mr. Shah received a bachelor’s degree in information technology from University of California, Berkeley in 2014.

Yingying Guo founded Shenzhen Yucai Consulting Management Co., Ltd. in 2016 and serves as its Chief Financial Officer. From October 2015 to May 2016, Mr. Guo served as a financial manager of Xiake Internet Financial Services Co., Ltd. Mr. Guo also served as a financial supervisor of Shenzhen Wantong Financing Guarantee Co., Ltd. from March 2013 to May 2016. Mr. Guo Meng received a bachelor’s degree in accounting from Jiangnan University in China in 2010.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Independence

A majority of our Board of Directors are independent directors.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Copies of the charters for each committee are available at http://ir.atifchina.com. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Messrs. Zhelun Zhou and Syed Iqbal Shah, and Ms. Yingying Guo. Mr. Zhelun Zhou is the chairman of our audit committee. We have determined that Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. Zhelun Zhou qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo. Mr. Yingying Guo is the chairman of our compensation committee. We have determined that Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo. Mr. Syed Iqbal Shah is the chairman of our nominating and corporate governance committee. Messrs. Zhelun Zhou and Syed Iqbal Shah, Mr. Yingying Guo satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

 Compensation Committee. Our compensation committee consists of Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo. Mr. Yingying Guo is the chairman of our compensation committee. We have determined that Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo. Mr. Syed Iqbal Shah is the chairman of our nominating and corporate governance committee. Messrs. Zhelun Zhou and Syed Iqbal Shah, and Mr. Yingying Guo satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Indemnification Agreements

We executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of our Board members and executive officers (each, an “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with proceedings relating to the Indemnitee’s service as our officer and or director, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

EXECUTIVE COMPENSATION

Compensation for our Named Executive Officers

The following table sets forth certain information with respect to compensation for the fiscal years ended July 31, 2024 and July 31, 2023 earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jun Liu*	2024	120,000	20,000						140,000
Former President and Chairman of ATIF, CEO of ATIF	2023	240,000							240,000

Yue Ming **	2024	36,566							36,566
former CFO of ATIF	2023	30,240							30,240

*	Jun Liu was appointed as our president and chairman of our Board on July 10, 2020, and appointed as our CEO on August 4, 2021. On January 22, 2025, Jun Liu resigned from his position as the Chief Executive Officer, director and Chairman of the board. Effective January 22, 2025, the Board appointed Dr. Kamran Khan as the Chief Executive Officer of the Company, to fill the vacancy created by the resignation of Jun Liu.

**	Yue Ming was appointed as our CFO On August 4, 2021. On February 20, 2025, Yue Ming resigned from her positions as the Chief Financial Officer and director of the board. Effective February 20, 2025, the Board appointed Shibin Yu as the Chief Financial Officer of the Company and director of the Board, to fill the vacancy created by the resignation of Yue Ming.

We are required by PRC laws and regulations to make contributions equal to certain percentages of each employee’s salary for his or her retirement benefit, medical insurance benefits, housing funds, unemployment, and other statutory benefits. We paid retirement and similar benefits for our executive officers for the fiscal years ended July 31, 2024 and 2023.

Benefit Plans

We do not have any profit sharing plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plan in the future.

Equity Compensation Plan Information

We do not have any equity compensation plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plan in the future.

Outstanding Equity Awards as of July 31, 2024

We had no outstanding equity awards as of July 31, 2024.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, nor earn any benefits under, a nonqualified deferred compensation plan during the fiscal year ended July 31, 2024.

Hedging or Offsetting Against Compensatory Securities

We have adopted a policy that our employees (including officers) and directors shall not purchase securities or other financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation to, or held directly or indirectly by, those persons.

We also have adopted a formal claw-back policy for the recovery of incentive-based executive compensation erroneously awarded to executive officers based on misstated financial reporting measures once Nasdaq’s listing standards.

Employment Agreements and Arrangements

Pursuant to employment agreements, the form of which is filed as Exhibit 10.3 to our F-1 registration statement filed with the SEC on December 11, 2018, we agree to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term, and payment of cash compensation and benefits became payable when we became a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Jun Liu, our former CEO, is for a term of three years beginning on June 6, 2019, and provides for an annual salary of $240,000. On July 10, 2020, we amended our employment agreement with Jun Liu to clarify that he had ceased to be employed as our CEO and had been appointed as our president. On August 4, 2021, we amended our employment agreement with Jun Liu to include his appointment as the chief executive officer. On February 29, 2024, we entered into a new employment agreement for a term of three years beginning on February 1, 2024 with Jun Liu which provides for a monthly salary of $1. On April 29, 2024, the Company entered into a deferred salary conversion agreement (“Deferred Salary Conversion Agreement”) with Mr. Jun Liu, the president, chief executive officer and chairman of the board of directors of the Company. Pursuant to the Agreement, the Company agreed to issue and Mr. Liu agreed to accept 384,478 ordinary shares (“Deferred Salary Debt Shares”), $0.001 par value in lieu of an unpaid salary of $349,875 owed to Mr. Liu at a per share price of $0.91 which was the Nasdaq consolidated closing bid price per share of the Company’s ordinary shares on April 29, 2024.

Effective January 22, 2025, the Board appointed Dr. Kamran Khan as the Chief Executive Officer of the Company, to fill the vacancy created by the resignation of Jun Liu. Dr. Kamran Khan will receive a monthly salary of $10,000 pursuant to his employment agreement with the Company.

Our employment agreement with Yue Ming, our former CFO, is for a term of three years beginning on August 9,2021, and provides for an annual salary of US$36,566.

Effective February 20, 2025, the Board appointed Shibin Yu as the Chief Financial Officer of the Company and director of the Board, to fill the vacancy created by the resignation of Yue Ming. Shibin Yu will receive a monthly salary of $10,000 pursuant to his employment agreement with the Company.

Other Benefits

Our employees are eligible to participate in various employee benefit plans, including medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and paid time off.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation of non-employee directors for services rendered for the year ended July 31, 2024. Jun Liu and Yue Ming are our executive officers and employees and are not included in the table. All compensation earned by Mr. Liu and Ms. Ming for services rendered in their capacity as our executive officers and employees, is included under the heading in this section titled “Compensation for our Named Executive Officers.” Mr. Liu and Ms. Ming received no compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All other compensation ($)	Total ($)
Kwong Sang Liu	18,000				18,000
Yongyuan Chen	18,000				18,000
Lei Yang	14,400				14,400

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

We had no outstanding equity awards as of July 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus.

●	each of our directors and executive officers who beneficially own our Ordinary Shares; and

●	each person known to us to own beneficially more than 5.0% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 17,317,452 Ordinary Shares outstanding as of April 18, 2025.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Ordinary Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers(1):
Kamran Khan (2)	0	0%
Shibin Yu (2)	0	0%
Zhelun Zhou (2)	0	0%
Syed Iqbal Shah (2)	0	0%
Yingying Guo (2)	0	0%
All directors and executive officers as a group (five persons):	0	0%

5% Shareholders:
Tianzhen Investments Limited	3,472,024	20.049%
Eno Group Limited	1,820,000	10.51%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 25391 Commercentre Dr., Ste 120, Lake Forest, CA.

(2)

Effective January 22, 2025, the Board appointed Dr. Kamran Khan as the Chief Executive Officer of the Company, to fill the vacancy created by the resignation of Jun Liu.

Effective January 22, 2025, the Board appointed Zhelun Zhou as an independent director of the Board and as member of the Nominating and Corporate Governance Committee of the Board, Chairman of the Audit Committee of the Board and member of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Kwong Sang Liu.

Effective February 20, 2025, the Board appointed Shibin Yu as the Chief Financial Officer of the Company and director of the Board, to fill the vacancy created by the resignation of Yue Ming.

Effective February 20, 2025, the Board appointed Yingying Guo as an independent director of the Board and as member of the Nominating and Corporate Governance Committee of the Board, member of the Audit Committee of the Board and Chairman of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Lei Yang.

Effective January 6, 2025, the Board appointed Mr. Syed Iqbal Shah as an independent director of the Board and as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Yongyuan Chen.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS

1) Nature of relationships with related parties

The table below sets forth the major related parties and their relationships with the Company, with which the Company entered into transactions during the years ended July 31, 2024 and 2023, or recorded balances as of July 31, 2024 and 2023:

Name	Relationship with the Company
Mr. Jun Liu	The former Chief Executive Officer of the Company
Huaya	Wholly owned by Mr. Pishan Chi, the former Chief Executive Officer of the Company
Asia International Securities Exchange Co., Ltd.	Wholly owned by Mr. Jun Liu
Zachary Group LLC (“Zachary Group”)	Wholly owned by Mr. Jun Liu

2) Transactions with related parties

	As of July 31,
	2024	2023
Provision of consulting services to related parties
Asia International Securities Exchange Co., Ltd.	$200,000	$1,300,000
	$200,000	$1,300,000

In June 2022, the Company entered into an office lease agreement with Zachary Group. Pursuant to the agreement, the Company would lease the office space for a lease term of 5 years, matured in May 2027. The monthly rental fee was $20,000, payable on a monthly basis. On March 1, 2024, the Company and Zachary Group modified the lease agreement to reduce the lease term and office space. The modified agreement was for a lease term of 2 years through February 2026, and monthly rental fee was $3,000, payable on a monthly basis. For the year ended July 31, 2024 and 2023, the Company recorded rental expenses of $95,000 and $240,000, respectively.

In April 2024, the Company made a three-month loan of $300,000 to Mr. Jun Liu. The loan was interest free and was fully repaid in July 2024.

On April 29, 2024, the Company entered into a deferred salary conversion agreement (“Deferred Salary Conversion Agreement”) with Mr. Jun Liu, the president, chief executive officer and chairman of the board of directors of the Company. Pursuant to the Agreement, the Company agreed to issue and Mr. Liu agreed to accept 384,478 ordinary shares (“Deferred Salary Debt Shares”), $0.001 par value in lieu of an unpaid salary of $349,875 owed to Mr. Liu at a per share price of $0.91 which was the Nasdaq consolidated closing bid price per share of the Company’s ordinary shares on April 29, 2024.

For the year ended July 31, 2023, the Company make a loan of $100,000 to Huaya to support its operations. The loan was interest free and was repayable on demand. For the year ended July 31, 2024 and 2023, Huaya made repayments of $40,539 and $59,461 to the Company.

3) Balances with related parties

As of July 31, 2024 and 2023, the balances due from related parties were as follows:

	As of July 31,
	2024	2023
Accounts receivable:
Asia International Securities Exchange Co., Ltd.	$200,000	$600,000
	$200,000	$600,000

Other receivable:
Asia International Securities Exchange Co., Ltd. (a)	$900,000	$-
Huaya	-	40,539
	$900,000	$40,539

(a)	During the year ended July 31, 2024, the Company also made a prepayment of $900,000 to Asia International Securities Exchange Co., Ltd. for security purchase. However the transaction was subsequently canceled. The Company has collected the prepayments at December , 2024.

(b)	During the year ended July 31, 2023, the Company provided full provision of $762,000 against accounts receivable due from Huaya because the management assessed the collection was remote. For the year ended July 31, 2024, Huaya paid salaries of $19,103 on behalf of the Company, and the Company reversed provision of $19,103 against accounts receivable due from Huaya.

As of July 31, 2024 and 2023, the balances due to related parties were as follows:

	As of July 31,
	2024	2023
Other payables:
Asia International Securities Exchange Co., Ltd.	$-	$729,968
	$-	$729,968

In April 2024, Asia International Securities Exchange Co., Ltd. waived debts of $712,258 due from the Company. The forgiveness of liabilities was considered as a contribution from the principal shareholder and recorded as additional paid-in capital.

DESCRIPTION OF SECURITIES

General

We are a British Virgin Islands business company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act of 2004, as amended, which is referred to as the BVI Act below, and the common law of the British Virgin Islands.

We are authorized to issue up to 100,000,000,000 ordinary shares and Class A preferred shares, with a par value of $0.001 each. As of the date of this prospectus, there are 17,317,452 ordinary shares issued and outstanding. There are no Class A preferred shares outstanding. The following are summaries of material provisions of our current amended and restated memorandum and articles of association which are currently effective and the BVI Act insofar as they relate to the material terms of our ordinary shares. You should read the forms of our current memorandum and articles of association, which was filed as an exhibit to our current report on Form 6-K filed with the commission on September 8, 2021.

Ordinary Shares

All of our issued ordinary shares are fully paid and non-assessable. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Distributions

Shareholders holding ordinary shares in the Company are entitled to receive a pro rata share of such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Transfer Agent

The transfer agent and registrar for our ordinary shares is Transhare Corporation, Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764, and its telephone number is (303) 662-1112.

Anti-Takeover Provisions

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors, in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 2,467,553 Ordinary Shares underlying the Restricted Warrants, held by the stockholders named in the table below. We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

As of April 18, 2025, there were 17,317,452 Ordinary Shares issued and outstanding.

The following table sets forth:

●	the name of the selling stockholders,

●	the number of shares of our Ordinary Shares that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●	the maximum number of shares of our Ordinary Shares that may be offered for resale for the account of the selling stockholders under this prospectus, and

●	the number and percentage of shares of our Ordinary Shares beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

Unless set forth below, the selling stockholders received their securities in a private transaction with the Company.

Each selling stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the selling stockholders will sell all of the Shares offered for sale. A selling stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of selling stockholder	Ordinary Shares Beneficially Owned Prior To offering	Maximum Number of Ordinary Shares To Be Sold	Number of Ordinary Shares Owned After offering (1)	Percentage Ownership After offering (1)(2)
3i, LP (3)	4,696,128 (4)	2,467,553	2,228,575	4.99%

(1)	Since we do not have the ability to control how many, if any, of their shares each of the selling stockholders listed above will sell, we have assumed that the selling stockholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(2)	All percentages have been rounded up to the nearest one hundredth of one percent.

(3)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.
(4)	Includes (i) 1,341,022 Ordinary Shares, (ii) 887,553 Ordinary Shares underlying certain pre-funded warrants and (iii) 2,467,553 Ordinary Shares underlying the Restricted Warrants which are covered by this prospectus. All warrants contain blocker provisions such that they cannot be exercised to the extent such exercise would cause the holder, together with its affiliates, to beneficially own in excess of 4.99% of the Ordinary Shares outstanding.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell Ordinary Shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of Ordinary Shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our Ordinary Shares. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of Ordinary Shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any member of the FINRA may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

MARKET FOR OUR ORDINARY SHARES, DIVIDENDS AND

RELATED STOCKHOLDER INFORMATION

Market Information. Our Ordinary Shares have been listed on the Nasdaq Capital Market since May 3, 2019, under the symbol “ATIF.”

Holders. As of April 18, 2025, we had approximately 154 shareholders of record for our ordinary shares. The foregoing number of shareholders of record does not include an unknown number of shareholders who hold their shares in “street name.”

Dividends. We do not intend to pay dividends for the foreseeable future. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

Securities Authorized for Issuance under Equity Compensation Plans

None

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of United States federal securities and New York state law. The validity of the Ordinary Shares and the legal matters as to British Virgin Islands law will be passed upon for us by Ogier. Hunter Taubman Fischer & Li LLC may rely upon Ogier with respect to matters governed by British Virgin Islands law.

EXPERTS

The consolidated financial statements of ATIF Holdings Limited as of July 31, 2024 and 2023 included elsewhere in this prospectus have been audited by ZH CPA, LLC, our former independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Financial Statements and Supplementary Data

Our Consolidated Financial Statements and Notes thereto and the report of ZH CPA, LLC, our former independent registered public accounting firm, are set forth on pages F-1 through F-23 of this Report.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

ATIF Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ATIF Holdings Limited and its subsidiaries (the “Company”) as of July 31, 2024 and 2023, and the related consolidated statements of income(loss), comprehensive income(loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended July 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

The Company’s ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operating activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2021.

Denver, Colorado

November 13, 2024

ATIF HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	As of July 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,249,376	$606,022
Accounts receivable	-	650,000
Accounts receivable – a related party	200,000	600,000
Deposits	3,000	86,000
Investment in trading securities	424,148	130,649
Due from a related party	900,000	40,539
Prepaid expenses and other current assets	122,224	429,570
Total current assets	2,898,748	2,542,780

Property and equipment, net	60,047	93,637
Intangible assets, net	-	73,331
Right-of- use assets, net	53,793	1,058,822
TOTAL ASSETS	$3,012,588	$3,768,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other current liabilities	$957,057	$293,140
Deferred revenue	-	70,000
Taxes payable	19,985	31,200
Due to related parties	-	729,968
Operating lease liabilities, current	11,375	415,411
Total current liabilities	988,417	1,539,719

Operating lease liabilities, noncurrent	20,417	689,498
Long-term payable	250,000
TOTAL LIABILITIES	1,258,834	2,229,217

Commitments

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.001 par value, 100,000,000,000 shares authorized, 11,917,452 shares and 9,627,452 shares issued and outstanding as of July 31, 2024 and 2023, respectively	11,917	9,627
Additional paid-in capital	32,599,985	29,196,350
Accumulated deficit	(30,858,148)	(27,666,624)
Total Shareholders’ Equity	1,753,754	1,539,353

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,012,588	$3,768,570

The accompanying notes are an integral part of these consolidated financial statements.

ATIF HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended July 31,
	2024	2023

Revenues – third parties	$420,000	$1,150,000
Revenues – a related party	200,000	1,300,000
Revenues	620,000	2,450,000

Operating expenses:
Selling expenses	333,500	207,238
General and administrative expenses	2,265,612	2,241,626
(Reversal of provision) provision against accounts receivable due from a related party	(19,103)	762,000
Total operating expenses	2,580,009	3,210,864

Loss from operations	(1,960,009)	(760,864)

Other income (expenses):
Interest income, net	26	1,874
Other (expenses) income, net	(846,871)	314,518
Provision against due from buyers of LGC	-	(2,654,767)
(Loss) gain from investment in trading securities	(381,370)	192,102
Gain from disposal of subsidiaries and VIE	-	56,038
Total other expense, net	(1,228,215)	(2,090,235)

Loss before income taxes	(3,188,224)	(2,851,099)

Income tax provision	(3,300)	(31,200)
Net loss and comprehensive loss	$(3,191,524)	$(2,882,299)

Loss Per share – basic and diluted	$(0.31)	$(0.30)

Weighted Average Shares Outstanding – Basic and diluted	10,247,476	9,627,452

The accompanying notes are an integral part of these consolidated financial statements.

ATIF HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED JULY 31, 2024 AND 2023

	Ordinary Share		Additional Paid in	Accumulated	Noncontrolling
	Shares	Amount	Capital	deficit	interests	Total
Balance at July 31, 2022	9,627,452	$9,627	$29,496,350	$(24,784,325)	$(369,045)	$4,352,607
Net loss for the year	-	-	-	(2,882,299)	-	(2,882,299)
Disposal of ATIF GP	-	-	(300,000)	-	369,045	69,045
Balance at July 31, 2023	9,627,452	$9,627	$29,196,350	$(27,666,624)	$-	$1,539,353
Net loss for the year	-	-	-	(3,191,524)	-	(3,191,524)
Issuance of ordinary shares pursuant to a private placement	1,905,522	1,906	2,341,886	-	-	2,343,792
Issuance of ordinary shares to settle payroll payable due to a management	384,478	384	349,491	-	-	349,875
Waive of liabilities by a related party	-	-	712,258	-	-	712,258
Balance at July 31, 2024	11,917,452	$11,917	$32,599,985	$(30,858,148)	$-	$1,753,754

The accompanying notes are an integral part of these consolidated financial statements.

ATIF HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended July 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,191,524)	(2,882,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	112,009	138,805
Amortization of right-of-use assets	273,367	434,135
Loss from early termination of an operating lease	7,690	-
Provision against due from buyers of LGC	-	2,654,767
(Reversal of provision) provision against accounts receivable due from a related party	(19,103)	762,000
Loss from disposal of property and equipment	-	49,702
Loss (gain) from investment in trading securities	381,370	(192,102)
Loss from disposal of a subsidiary	-	69,045
Changes in operating assets and liabilities:
Accounts receivable	650,000	(650,000)
Accounts receivable – a related party	400,000	(600,000)
Deposits	83,000	55,000
Prepaid expenses and other current assets	309,636	221,644
Deferred revenue	(70,000)	(20,785)
Taxes payable	(11,215)	31,200
Accounts payable, accrued expenses and other current liabilities	1,303,432	(1,982,117)
Lease liabilities	(349,145)	(422,894)
Net cash used in operating activities	(120,483)	(2,333,899)

Cash flows from investing activities:
Purchase of property and equipment	(5,086)	(1,444)
Proceeds from disposal of property and equipment	-	72,000
Payment for investment in trading securities	(674,869)	-
Proceeds from redemption of trading securities	-	94,799
Proceeds from disposal of investment in an equity investee	-	335,000
Loans to a related party	-	(100,000)
Prepayment made to a related party	(900,000)	-
Collection of loans from a related party	-	59,461
Net cash (used in) provided by investing activities	(1,579,955)	459,816

Cash flows from financing activities:
Borrowings from a related party	-	729,968
Proceeds from issuance of ordinary shares pursuant to a private placement	2,343,792	-
Net cash provided by financing activities	2,343,792	729,968

Net increase (decrease) in cash	643,354	(1,144,115)
Cash, beginning of year	606,022	1,750,137
Cash, end of year	$1,249,376	$606,022

Supplemental disclosure of cash flow information:
Cash paid for interest expenses	$-	$-
Cash paid for income tax	$14,515	$-

Supplemental disclosure of Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$67,571	$109,492
Issuance of ordinary shares to settle payroll payable due to a management	$349,875	$-
Waive of liabilities by a related party	$712,258	$-
Disposal of right-of-use assets with decrease of operating lease obligations	$799,232	$-

The accompanying notes are an integral part of these consolidated financial statements.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ATIF Holdings Limited (“ATIF” or the “Company”), formerly known as Eternal Fairy International Limited and Asia Times Holdings Limited, was incorporated under the laws of the British Virgin Islands (“BVI”) on January 5, 2015, as a holding company to develop business opportunities in the People’s Republic of China (the “PRC” or “China”). The Company adopted its current name on March 7, 2019. The Company is primarily engaged in providing business advisory and financial consulting services to small and medium-sized enterprise customers.

On October 6 and October 7, 2022, ATIF Inc., a wholly owned subsidiary of ATIF, established ATIF Business Consulting LLC (“ATIF BC”) and ATIF Business Management LLC (“ATIF BM”) under the laws of the State of California of the United States, respectively. On April 25, 2022, the Company established ATIF Investment Limited (“ATIF Investment”) under the laws of BVI. On December 22, 2021, ATIF Inc. established ATIF BD LLC (“ATIF BD”) under the laws of California of the United States.

Enter into a sales agreement of ATIF GP

On January 21, 2021, the Company incorporated ATIF-1 GP, LLC (“ATIF GP”) under the laws of Delaware of the United States. ATIF GP is a wholly owned subsidiary of the Company, and focuses on fund management business.

On February 16, 2021, ATIF-1, LP (“ATIF LP”) was established as a private equity fund through our indirectly-wholly owned subsidiary, ATIF-1 GP, LLC (“ATIF GP”), a Delaware limited liability company, as the general partner. As of July 31, 2022, the Company owns 76.6% limited partner interest in ATIF, LP.  The investment manager for the fund is ATIF Inc.

On August 1, 2022, the Company entered into a sales agreement with a third party, pursuant to which the Company sold all of its equity interest in ATIF GP at the cost of $50,000. The management believed the disposition does not represent a strategic shift because it is not changing the way it is running its consulting business. The Company has not shifted the nature of its operations. The termination is not accounted as discontinued operations in accordance with ASC 205-20. Upon the closing of the Agreement, ATIF GP is no longer our subsidiary and ATIF USA ceased to be the investment manager of ATIF LP.

Disposal of ATIF HK and Huaya

On May 20, 2022, the Company entered into a share transfer agreement with Mr. Pishan Chi, pursuant to which the Company transferred all of its equity interest in ATIF HK and its wholly owned subsidiary, Huaya to Mr. Chi at $nil consideration. Mr. Chi was the Company’s former Chief Executive Officer for the period from July 10, 2020 through August 4, 2021. The transfer of equity interest was closed on May 31, 2022.

The transfer of equity interest in ATIF HK and Huaya was for the purpose of mitigation of restrictions on China-based companies raising capital offshore by the PRC government. Upon the transfer of ATIF HK and Huaya, the Company would continue its effort to provide financial consulting services to clients from North America and other areas. The management believed the disposition does not represent a strategic shift because it is not changing the way it is running its business. The Company has not shifted the nature of its operations, not is it exiting the North America market, which is the Company’s major geographic market area. The termination is not accounted as discontinued operations in accordance with ASC 205-20.

As of July 31, 2024, the Company’s consolidated financial statements reflect the operating results of the following entities:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Parent company:
ATIF Holdings Limited (“ATIF”)	January 5, 2015	British Virgin Islands	Parent	Investment holding
Wholly owned subsidiaries of ATIF
ATIF Inc. (“ATIF USA”)	October 26, 2020	USA	100%	Consultancy and information technology support
ATIF Investment LLC (“ATIF Investment”)	April 25, 2022	BVI	100%	Consultancy and information technology support
ATIF BD	December 22, 2021	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BC	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BM	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – LIQUIDITY and GOING CONCERN

For the years ended July 31, 2024 and 2023, the Company reported a net loss of approximately $3.2 million and $2.9 million, respectively, and operating cash outflows approximately $0.1 million and $2.3 million. In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. Because of losses from operations, cash out from operating activities, and the requirement of additional capital to fund our current operating plan at July 31, 2024, these factors indicate the existence of an uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern.

As of July 31, 2024, the Company had cash of $1.2 million, short-term investment in trading securities of $0.4 million, due from a related party of $0.9 million and accounts receivables of $0.2 million due from a related party, which were highly liquid. On the other hand, the Company had current liabilities of $1.0 million. The Company’s cash on hand could well cover the current liabilities. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, revenue recognition, provision necessary for contingent liabilities and realization of deferred tax assets. Actual results could differ from those estimates.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks. The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains all of its bank accounts in the United States.

Accounts Receivable, net

On August 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606, including contract assets. The adoption of the guidance had no impact on the allowance for credit losses for accounts receivable.

Prior to the Company’s adoption of ASU 2016-13, accounts receivable are presented net of allowance for doubtful accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the condensed consolidated statements of operations and comprehensive loss. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

After the adoption of ASU 2016-13, The Company maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of operations and comprehensive loss. The Company uses loss-rate methods to estimate allowance for credit loss. The Company assesses collectability by reviewing accounts receivable on an individual basis because the Company had limited customers and each of them has difference characteristics, primarily based on business line and geographical area. In determining the amount of the allowance for credit losses, the Company multiplied the loss rate with the amortized cost of accounts receivable. The loss rate refers to the corporate default rate published by credit rating companies, which considers current economic conditions, reasonable and supportable forecasts of future economic conditions. Delinquent account balances are written-off against the allowance for credit losses after management has determined that the likelihood of collection is not probable. For the year ended July 31, 2024, the Company did not provide allowance for credit losses.

Investment in Trading Securities

Equity securities not accounted for using the equity method are carried at fair value with changes in fair value recorded in the consolidated statements of operations and comprehensive loss, according to ASC 321 “Investments — Equity Securities”. During the years ended July 31, 2024 and 2023, the Company purchased certain publicly-listed equity securities through various open market transactions and accounted for such investments as “investment in trading securities” and subsequently measure the investments at fair value. The Company recognized a loss of $381,370 and a gain of $192,102 from investment in trading securities for the years ended July 31, 2024 and 2023.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment, net

Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Useful life
Furniture, fixtures and equipment	3-5 years
Transportation vehicles	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive loss as other income or expenses.

Intangible assets, net

The Company capitalizes certain platform and software development costs related to the consulting services during the application development stage. The costs related to preliminary project activities and post-implementation activities are expensed as incurred. Capitalized software development costs are depreciated on a straight-line basis over the estimated useful life of 4 years.

Impairment of Long-lived Assets

Long-lived assets, including plant and equipment and intangible with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values.

For the years ended July 31, 2024 and 2023, the Company did not record impairment against long-lived assets, respectively.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 – inputs to the valuation methodology are unobservable.

Fair value of investment in trading securities are based on quoted prices in active markets. The carrying amounts of the Company’s other financial instruments including cash and cash equivalents, accounts receivable, deposits, due from and due to related parties, other current assets, accounts payable, and accrued expenses and other current liabilities approximate their fair values because of the short-term nature of these assets and liabilities. For lease liabilities and long-term payable, fair value approximates their carrying value at the year-end as the interest rates used to discount the host contracts approximate market rates. For the year end July 31, 2024 and 2023, there are no transfers between different levels of inputs used to measure fair value.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers (“ASC 606”).

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange.

For the years ended July 31, 2024 and 2023, the Company primarily generated revenues from consulting services to customers who would like to go public. As of July 31, 2024, the Company had uncompleted performance obligation s of $400,000.

The Company provides various consulting services to its members, especially to those who have the intention to be publicly listed in the stock exchanges in the United States and other countries. The Company categorizes its consulting services into three Phases:

Phase I consulting services primarily include due diligence review, market research and feasibility study, business plan drafting, accounting record review, and business analysis and recommendations. Management estimates that Phase I normally takes about three months to complete based on its past experience.

Phase II consulting services primarily include reorganization, pre-listing education and tutoring, talent search, legal and audit firm recommendation and coordination, VIE contracts and other public-listing related documents review, merger and acquisition planning, investor referral and pre-listing equity financing source identification and recommendations, and independent directors and audit committee candidate’s recommendation. Management estimates that Phase II normally takes about eight months to complete based on its past experience.

Phase III consulting services primarily include shell company identification and recommendation for customers expecting to become publicly listed through reverse merger transaction; assistance in preparation of customers’ public filings for IPO or reverse merger transactions; and assistance in answering comments and questions received from regulatory agencies. Management believes it is very difficult to estimate the timing of this phase of service as the completion of Phase III services is not within the Company’s control.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Each phase of consulting services is stand-alone and fees associated with each phase are clearly identified in service agreements. Revenue from providing Phase I and Phase II consulting services to customers is recognized ratably over the estimated completion period of each phase as the Company’s performance obligations related to these services are carried out over the whole duration of each Phase. Revenue from providing Phase III consulting services to customers is recognized upon completion of the reverse merger transaction or IPO transaction when the Company’s promised services are rendered and the Company’s performance obligations are satisfied. Revenue that has been billed and not yet recognized is reflected as deferred revenue on the balance sheet.

Depending on the complexity of the underlying service arrangement and related terms and conditions, significant judgments, assumptions, and estimates may be required to determine when substantial delivery of contract elements has occurred, whether any significant ongoing obligations exist subsequent to contract execution, whether amounts due are collectible and the appropriate period or periods in which, or during which, the completion of the earnings process occurs. Depending on the magnitude of specific revenue arrangements, adjustment may be made to the judgments, assumptions, and estimates regarding contracts executed in any specific period.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of July 31, 2024. As of July 31, 2024, all of the Company’s income tax returns for the tax years ended December 31, 2019 through December 31, 2023 remain open for statutory examination by relevant tax authorities.

Loss per Share

The Company computes loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net loss divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended July 31, 2024 and 2023, there were no dilutive shares.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating Leases

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term. The right-of-use assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. As the rates implicit in the lease cannot be readily determined, the incremental borrowing rates at the lease commencement date are used in determining the imputed interest and present value of lease payments. The incremental borrowing rates were determined using a portfolio approach based on the rates of interest that the Company would have to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The Company recognizes the single lease cost on a straight-line basis over the remaining lease term for operating leases.

The Company has elected not to recognize right-of-use assets or lease liabilities for leases with an initial term of 12 months or less; expenses for these leases are recognized on a straight-line basis over the lease term.

Government grants

Government grants include cash subsidies from various government agencies received by the subsidiaries of the Company. Government grants are recognized as other income when all conditions attached to the grants are fulfilled and recorded in the unaudited condensed consolidated statements of operations and comprehensive loss. For the fiscal years ended July 31, 2024 and 2023, the Company received Employee Retention Tax Credit of $ 51,896 and $nil from Internal Review Service (“IRS”) of the United States.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies.

Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is Mr. Liu, the Chairman of the Board of Directors and CEO.

The Company’s organizational structure is based on a number of factors that the CODM uses to evaluate, view and run its business operations which include, but not limited to, customer base, homogeneity of service and technology. The Company’s operating segments are based on such organizational structure and information reviewed by the CODM to evaluate the operating segment results. Based on management’s assessment, the management has determined that the Company now operates in one operating segment with one reporting segment as of July 31, 2024 and 2023, which is the consulting service business.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainty

(a)	Credit risk

As of July 31, 2024, the Company held cash and cash equivalents of $395,506 deposited in the banks located in the U.S., which were insured by FDIC up to $250,000, and held cash and cash equivalents of $841,409 deposited in the investment bank accounts located in the U.S. and cash and cash equivalents of $12,461 deposited in an investment bank accounts located in Singapore, which are not insured by FDIC.

(b)	Concentration risk

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

The Company has a concentration of its revenues and receivables with specific customers. For the year ended July 31, 2024, two customers accounted for 40% and 32% of the Company’s consolidated revenue, respectively. For the year ended July 31, 2023, three customers accounted for 53%, 25% and 22% of the Company’s consolidated revenue, respectively.

As of July 31, 2024, one related party customer accounted for 100% of the Company’s consolidated accounts receivable, respectively. As of July 31, 2023, two customers accounted for 54% and 46% of the Company’s consolidated accounts receivable, respectively.

For the years ended July 31, 2024 and 2023, substantially all of the Company’s revenues was generated from providing going public related consulting services to customers. The risk is mitigated by the Company’s plan to transition its consulting services from the PRC based customers to more international customers.

(c)	Other risks and uncertainties

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (the “SEC”) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis. Retrospective application is permitted. The Company is in the process of evaluating the impact of ASU 2023-09 on the consolidated financial statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — Codification Amendments in Response to SEC’s Disclosure Update and Simplification Initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of the above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is in the process of evaluating the impact of ASU 2023-06 on the consolidated financial statements.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. The Company assessed that the adoption of ASU 2023-01 had no significant impact on the consolidated financial statements.

Recently issued ASUs by the FASB, except for the ones mentioned above, have no material impact on the Company’s consolidated results of operations or financial position.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of July 31,
	2024	2023
Prepayment for advertising service fee (a)	$120,000	$408,000
Advance to vendors	-	10,000
Others	2,224	11,570
Total	$122,224	$429,570

(a)	Prepayment for advertising services represent the advance payments made by the Company to a third party advertising company for producing advertising contents. These prepayments are typically expensed over the period when the services are performed.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of July 31,
	2024	2023
Furniture, fixtures and equipment	$209,290	$204,204
Less: accumulated depreciation	(149,243)	(110,567)
Property and equipment, net	$60,047	$93,637

For the year ended July 31, 2024, the Company did not dispose of property and equipment. For the year ended July 31, 2023, the Company disposed vehicles with original value of $132,670 and net book value of $111,940, and other equipment with original value of $15,471 and net book value of $9,762. The Company received proceeds of $72,000, and recognized loss of $49,702 on disposal of property and equipment.

Depreciation expense was $38,677 and $58,805 for the years ended July 31, 2024 and 2023, respectively.

NOTE 6 – INTANGIBLE ASSETS

Net intangible assets consisted of the following:

	As of July 31,
	2024	2023
Total	$320,000	$320,000
Less: accumulated amortization	(320,000)	(246,669)
Intangible assets	$-	$73,331

Amortization expense was $73,331 and $80,000 for the years ended July 31, 2024 and 2023, respectively.

NOTE 7 – INVESTMENTS IN TRADING SECURITIES

As of July 31, 2024 and 2023, the balance of investments in trading securities represented certain equity securities of listed companies purchased through various open market transactions by the Company during the relevant periods. The investments are initially recorded at cost, and subsequently measured at fair value with the changes in fair value recorded in other income (expenses), net in the consolidated statement of operations and comprehensive loss. For the years ended July 31, 2024 and 2023, the Company recorded a decrease in fair value of $381,370 and an increase in fair value of $192,102, respectively.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – OPERATING LEASES

As of July 31, 2024, the Company leases offices space under one non-cancelable operating lease with a related party lessor (Note 11). During the year ended July 31, 2024, the Company modified the office lease arrangement, pursuant to which the remaining lease term was modified from 38 months  to 24 months, and the office space is reduced.

During the year ended July 31, 2024, the Company early terminated a car lease arrangement, and recognized losses of $62,282 arising from early termination in the consolidated statements of operations comprehensive loss. The losses of $62,282 was comprised of $7,690 arising from the derecognition of operating right-of-use assets and operating lease liabilities, and $54,592 arising from penalties. During the year ended July 31, 2023, the Company entered into a car lease arrangement with a third party lessor with lease term of 48 months.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Rent expenses for the years ended July 31, 2024 and 2023 were $240,771 and $497,746, respectively.

Effective August 1, 2019, the Company adopted the new lease accounting standard using a modified retrospective transition method, which allows the Company not to recast comparative periods presented in its consolidated financial statements. In addition, the Company elected the package of practical expedients, which allows the Company to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities as disclosed below. ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

The following table presents the operating lease related assets and liabilities recorded on the balance sheets as of July 31, 2024 and 2023.

	As of July 31,
	2024	2023
Right-of- use assets, net	$53,793	$1,058,822

Operating lease liabilities, current	$11,375	$415,411
Operating lease liabilities, noncurrent	20,417	689,498
Total operating lease liabilities	$31,792	$1,104,909

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of July 31, 2024 and 2023:

	As of July 31,
	2024	2023
Remaining lease term and discount rate
Weighted average remaining lease term (years)	1.58	3.35
Weighted average discount rate	8.50%	4.90%

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – OPERATING LEASES (continued )

The following is a schedule of maturities of lease liabilities as of July 31, 2024 and 2023:

	As of July 31,
	2024	2023
2024	$-	$457,708
2025	14,000	267,239
2026	21,000	267,239
2027 and thereafter	-	204,540
Total lease payments	35,000	1,196,726
Less: imputed interest	(3,208)	(91,817)
Present value of lease liabilities	$31,792	$1,104,909

NOTE 9 – ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES, AND OTHER LONG-TERM LIABILITIES

Accounts payable, accrued expenses and other current liabilities consisted of the following:

	As of July 31,
	2024	2023
Accounts payable, accrued expenses and other current liabilities:
Accrued litigation fee, current (a)	$750,000	$-
Investment securities payable	$69,621	-
Accrued payroll expenses	-	212,953
Others	137,436	80,187
	$957,057	$293,140
Other long-term liabilities:
Accrued litigation fee, noncurrent (a)	$250,000	$-

(a)	On September 24, 2024, the Company and Boustead Securities, LLC (“Boustead”) entered into a settlement agreement, pursuant to which the Company would compensate Boustead in the amount of $1,000,000 (Note 14). The compensation is payable in three instalments, with first instalment of $250,000 payable with execution of settlement agreement, the second instalment of $500,000 payable before March 1, 2025, and the final instalment of $250,000 payable before December 31, 2025. Accordingly, the Company recorded accrued litigation fees of $750,000 as current liabilities, and the remaining $250,000 as noncurrent liabilities.

NOTE 10 – DEFERRED REVENUE

As of July 31, 2024 and 2023, the balance of deferred revenue represented the Company’s contract liabilities, including payments received in advance of providing consulting services which will be recognized as revenue as the Company completed the performances. As of July 31, 2024 and 2023, the Company had deferred revenues of $nil and $70,000, respectively.

For the years ended July 31, 2024 and 2023, $70,000 and $20,785 of advance from customer balance as of July 31, 2023 and 2022 were recognized as revenues in the year ended July 31, 2024 and 2023, respectively.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS

1)	Nature of relationships with related parties

The table below sets forth the major related parties and their relationships with the Company, with which the Company entered into transactions during the years ended July 31, 2024 and 2023, or recorded balances as of July 31, 2024 and 2023:

Name	Relationship with the Company
Mr. Jun Liu	The Chief Executive Officer of the Company
Huaya	Wholly owned by Mr. Pishan Chi, the former Chief Executive Officer of the Company
Asia International Securities Exchange Co., Ltd.	Wholly owned by Mr. Jun Liu
Zachary Group LLC (“Zachary Group”)	Wholly owned by Mr. Jun Liu

2)	Transactions with related parties

	As of July 31,
	2024	2023
Provision of consulting services to related parties
Asia International Securities Exchange Co., Ltd.	$200,000	$1,300,000
	$200,000	$1,300,000

In June 2022, the Company entered into an office lease agreement with Zachary Group. Pursuant to the agreement, the Company would lease the office space for a lease term of 5 years, matured in May 2027. The monthly rental fee was $20,000, payable on a monthly basis. On March 1, 2024, the Company and Zachary Group modified the lease agreement to reduce the lease term and office space. The modified agreement was for a lease term of 2 years through February 2026, and monthly rental fee was $3,000, payable on a monthly basis. For the year ended July 31, 2024 and 2023, the Company recorded rental expenses of $95,000 and $240,000, respectively.

In April 2024, the Company made a three-month loan of $300,000 to Mr. Jun Liu. The loan was interest free and was fully repaid in July 2024.

On April 29, 2024, the Company entered into a deferred salary conversion agreement (“Deferred Salary Conversion Agreement”) with Mr. Jun Liu, the president, chief executive officer and chairman of the board of directors of the Company. Pursuant to the Agreement, the Company agreed to issue and Mr. Liu agreed to accept 384,478 ordinary shares (“Deferred Salary Debt Shares”), $0.001 par value in lieu of an unpaid salary of $349,875 owed to Mr. Liu at a per share price of $0.91 which was the Nasdaq consolidated closing bid price per share of the Company’s ordinary shares on April 29, 2024.

For the year ended July 31, 2023, the Company make a loan of $100,000 to Huaya to support its operations. The loan was interest free and was repayable on demand. For the year ended July 31, 2024 and 2023, Huaya made repayments of $40,539 and $59,461 to the Company.

3)	Balances with related parties

As of July 31, 2024 and 2023, the balances due from related parties were as follows:

	As of July 31,
	2024	2023
Accounts receivable:
Asia International Securities Exchange Co., Ltd.	$200,000	$600,000
	$200,000	$600,000

Other receivable:
Asia International Securities Exchange Co., Ltd. (a)	$900,000	$-
Huaya	-	40,539
	$900,000	$40,539

(a)	During the year ended July 31, 2024, the Company also made a prepayment of $900,000 to Asia International Securities Exchange Co., Ltd. for security purchase. However the transaction was subsequently canceled. The Company expected to collect the prepayments before November 30, 2024.

(b)	During the year ended July 31, 2023, the Company provided full provision of $762,000 against accounts receivable due from Huaya because the management assessed the collection was remote. For the year ended July 31, 2024, Huaya paid salaries of $19,103 on behalf of the Company, and the Company reversed provision of $19,103 against accounts receivable due from Huaya.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS (continued)

As of July 31, 2024 and 2023, the balances due to related parties were as follows:

	As of July 31,
	2024	2023
Other payables:
Asia International Securities Exchange Co., Ltd.	$-	$729,968
	$-	$729,968

In April 2024, Asia International Securities Exchange Co., Ltd. waived debts of $712,258 due from the Company. The forgiveness of liabilities was considered as a contribution from the principal shareholder and recorded as additional paid-in capital.

NOTE 12 – TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company and ATIF Investment are not subject to tax on income or capital gains in the British Virgin Islands. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

USA

For the US jurisdiction, ATIF Inc., ATIF BC, ATIF BM, ATIF BD are subject to federal and state income taxes on its business operations. The federal tax rate is 21% and state tax rate is 8.84%. The Company also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which both were passed in 2020, no material impact on the Company is expected based on the analysis. The Company will continue to monitor the potential impact going forward.

For the year ended July 31, 2024, the Company incurred current income tax expenses of $3,300, all of which was state income tax expenses. For the year ended July 31, 2023, the Company incurred current income tax expenses of $31,200, including federal income tax expenses of $22,800 and state income tax expenses of $8,400, respectively.

The following table reconciles the statutory federal rate of 21% for the years ended July 31, 2024 and 2023 to the Company’s effective tax rate:

	For the Years Ended July 31,
	2024	2023
	%	%
Statutory federal rate	21	21.0
State tax rate, net of statutory federal effect	8.8	8.8
Rate differential	(17.2)	(23.8)
Permanent difference on non-deductible expenses	(0.1)	(0.1)
Permanent difference on non-taxable income	0.5	-
Utilization of net operation losses brought forward	-	(4.8)
Change in valuation allowance	(13.1)	(2.2)
Effective tax rate	(0.1)	(1.1)

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES (continued)

Deferred tax assets and liabilities

The Company’s deferred tax assets and liabilities are comprised of the following:

	As of July 31,
	2024	2023

Net operating losses	$743,120	$282,004
Operating lease	-	13,780
Property, equipment and others	-	11,503
Gross deferred tax assets	743,120	307,287

Operating lease	(6,565)	-
Property, equipment and others	(10,262)	-
Gross deferred tax liabilities	(16,827)	-
Gross deferred tax assets, net of gross deferred tax liabilities	726,293	307,287
Less: valuation allowance	(726,293)	(307,287)
Deferred tax assets, net of valuation allowance	$-	$-

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s deferred tax assets primarily derived from the net operating loss (“NOL”). For the years ended July 31, 2024 and 2023, the Company suffered net operating losses due to limited number of customers for ATIF’s consulting service. The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion or all of the deferred tax assets will not be realized. The Company considers many factors when assessing the likelihood of future realization of the deferred tax assets, including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes, and other relevant factors. As of July 31, 2024 and 2023, management believes that the realization of the deferred tax assets appears to be uncertain and may not be realizable in the near future. Therefore, a 100% valuation allowance has been provided against the deferred tax assets.

Uncertain tax positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of July 31, 2024 and 2023 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – EQUITY

Ordinary shares

As of July 31, 2023, the Company had a total of 9,627,452 ordinary shares issued and outstanding.

On April 23, 2024, the Company issued an aggregate 1,905,522 ordinary shares to three investors, at the purchase price of $1.23 per ordinary share. The Company raised gross proceeds of $2,343,792 from the private placements. The difference of $2,341,886 between the par value of ordinary shares and the gross proceeds were recorded as additional paid-in capital.

On April 30, 2024, the Company issued and Mr. Jun Liu agreed to accept 384,478 ordinary shares to settle accrued payroll expenses due to Mr. Liu (Note 11). The difference of $349,491 between the par value of ordinary shares and carrying amount of accrued payables is recorded as additional paid in capital.

As of July 31, 2024, the Company had a total of 11,917,452 ordinary shares issued and outstanding.

Additional paid-in capital

As of July 31, 2023, the Company had additional paid-in capital of $29,196,350.

As mentioned in Note 13 – Equity - ordinary shares, the Company had an increase in additional paid-in capital $2,341,886 and $349,491, respectively, from issuance of shares in private placements and to settle accrued payable due to Mr. Jun Liu.

For the year ended July 31, 2024, the Company entered into an agreement with Asia International Securities Exchange Co., Ltd., which waived debts of $712,258 due from the Company. The forgiveness of liabilities was considered as a contribution from the principal shareholder and recorded as additional paid-in capital.

As of July 31, 2024, the Company had additional paid-in capital of $32,599,985.

NOTE 14 – CONTIGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Legal Proceeding with Boustead Securities, LLC (“Boustead”)

On May 14, 2020, Boustead filed a lawsuit against the Company and LGC for breaching the underwriting agreement Boustead had with each of the Company and LGC, in which Boustead was separately engaged as the exclusive financial advisor to provide financial advisory services to the Company and LGC.

In April 2020, the Company acquired 51.2% equity interest in LGC after LGC terminated its efforts to launch an IPO on its own. Boustead alleged that the acquisition transaction between the Company and LGC was entered into during the tail period of the exclusive agreement between Boustead and the Company, and therefore deprived Boustead of compensation that Boustead would otherwise have been entitled to receive under its exclusive agreement with the Company and LGC. Therefore, Boustead is attempting to recover from the Company an amount equal to a percentage of the value of the transaction it conducted with LGC.

ATIF HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – CONTIGENCIES (continued)

Boustead’s Complaint alleges four causes of action against the Company, including breach of contract; breach of the implied covenant of good faith and fair dealing; tortious interference with business relationships and quantum meruit.

On October 6, 2020, ATIF filed a motion to dismiss Boustead’s Complaint pursuant to Federal Rule of Civil Procedure 12(b)(6) and 12(b)(5).  On October 9, 2020, the United States District Court for the Southern District of New York directed Boustead to respond to the motion or amend its Complaint by November 10, 2020.  Boustead opted to amend its complaint and filed the amended complaint on November 10, 2020.  Boustead’s amended complaint asserts the same four causes of action against ATIF and LGC as its original complaint. The Company filed another motion to dismiss Boustead’s amended complaint on December 8, 2020.

On August 25, 2021, the United States District Court for the Southern District of New York granted ATIF’s motion to dismiss Boustead’s first amended complaint. In its order and opinion, the United States District Court for the Southern District of New York allowed Boustead to move for leave to amend its causes of action against ATIF as to breach of contract and tortious interference with business relationships, but not breach of the implied covenant of good faith and fair dealing and quantum meruit. On November 4, 2021, Boustead filed a motion seeking leave to file a second amended complaint to amend its cause of action for Breach of Contract. The Court granted Boustead’s motion for leave and Boustead filed the second amended complaint on December 28, 2021 alleging only breach of contract and dropping all other causes of action alleged in the original complaint. On January 18, 2022, the Company filed a motion to dismiss Boustead’s second amended complaint. Boustead filed its opposition on February 1, 2022 and the Company replied on February 8, 2022.

On July 6, 2022, the Court denied our motion to dismiss the second amended complaint. Thereafter, on August 3, 2022, the Company filed a motion to compel arbitration of Boustead’s claims in California. Briefing on the Company’s motion to compel concluded on August 23, 2022. Since the agreement between ATIF and Boustead contains a valid arbitration clause that applies to Boustead’s breach of contract claim, and the parties have not engaged in discovery, on February 14, 2023, the Court ordered that ATIF’s motion to compel arbitration is granted and this case is stayed pending arbitration.

On March 10, 2023, Boustead, filed Demand for Arbitration against ATIF (the Respondent) before JAMS in California and the assigned JAMS case Ref. No. is 5220002783. On May 25, 2023, ATIF filed its answer to deny Boustead’s Demand for Arbitration, which was unsuccessful and the arbitration process was initiated. The arbitrator ordered a motion to be filed by Boustead for a determination of contact interpretation, prior to extensive discovery into issues such as the alleged merits and damages, and to determine whether the contract interpretation should allow the matter to further proceed. Boustead had filed the Motion for Contract Interpretation Determination. ATIF filed its opposition to that Motion on October 16, 2023. The hearing on the motion was held on November 8, 2023, during which the arbitrator extended the hearing to February 29, 2024. The arbitrator also established December 15, 2023, as the deadline for Boustead to submit its reply regarding the contract interpretation issues raised by the Company. Simultaneously, the Company was granted until February 12, 2024, to present its response brief.

On September 24, 2024, the Company and Boustead entered into a settlement agreement, pursuant to which the Company shall pay a total amount of $1,000,000 to Boustead. The payment is made in three instalments, the first instalment of $250,000 is payable upon execution of the settlement agreement, the second instalment of $500,000 is payable before March 1, 2025, and the final instalment of $250,000 is payable before December 31, 2025.

Pending Legal Proceeding with J.P Morgan Securities LLC (“JPMS”)

On December 22, 2023, J.P Morgan Securities LLC (“JPMS”) filed a lawsuit in the Superior Court of California, County of Orange, bearing Case Number 30-2023-01369978-CU-FR-CJC against ATIF Holdings Limited (“Holdings”), ATIF Inc., ATIF-1 GP, LLC (ATIF-1 GP”), and two officers of Holdings and ATIF Inc., Jun Liu and Zhiliang “Ian” Zhou, alleging and asserting that it is entitled to recover $5,064,160 in damages plus interest and attorneys’ fees relating to a stock transaction by ATIF-1 GP.

The parties have agreed to attempt to mediate the dispute before proceeding to litigation.  A mediation was held on May 6, 2024, but the parties could not come to a resolution. The Defendants’ time to respond to the lawsuit was May 20, 2024. On May 15, 2024, the Defendants filed a Petition with the Superior Court of California seeking to compel arbitration under the operative agreements and stay the underlying State Court action. On or about August 16, 2024, the parties agreed that JPMS and ATIF-1 GP, LLC would submit any disputes between the two of them only, to FINRA arbitration, and stay the California state court case pending such arbitration. At this time, the management is still in the process of evaluating the claims and defenses.

NOTE 15 – SUBSEQUENT EVENTS

In connection with the legal proceeding with Boustead (Note 14), on September 24, 2024, the Company and Boustead entered into a settlement agreement, pursuant to which the Company shall pay a total amount of $1,000,000 to Boustead. The payment is made in three instalments, the first instalment of $250,000 is payable upon execution of the settlement agreement, the second instalment of $500,000 is payable before March 1, 2025, and the final instalment of $250,000 is payable before December 31, 2025.

ATIF HOLDINGS LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

	Jan 31, 2025	Jul 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5,269,690	1,249,376
Accounts receivable - related parties	-	200,000
Deposits	-	3,000
Investments in securities	2,755,412	424,148
Due from related parties	600,000	900,000
Prepaid expenses and other current assets	14,944	122,224
Total current assets	8,640,046	2,898,748

Property and equipment, net	-	60,047
Right-of-use lease assets, net	-	53,793
Total Assets	8,640,046	3,012,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses and other current liabilities	500,943	957,057
Taxes payable	19,985	19,985
Lease liabilities, current	-	11,375
Current portion of long-term payables	250,000	-
Total current liabilities	770,928	988,417

Lease liabilities, noncurrent	-	20,417
Long-term payables	-	250,000
Total liabilities	770,928	1,258,834

Commitments

Equity
Ordinary shares, $0.001 par value, 100,000,000,000 shares authorized, 15,737,452 shares and 11,917,452 shares issued and outstanding as of January 31, 2025 and July 31, 2024, respectively	15,737	11,917
Additional paid-in capital	40,982,060	32,599,985
Accumulated deficit	(33,128,679)	(30,858,148)
Total Shareholders’ Equity	7,869,118	1,753,754
Total Liabilities and Shareholders’ Equity	8,640,046	3,012,588

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ATIF HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the three months ended January 31,		For the six months ended January 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$200,000	$25,000	$200,000	$150,000

Operating expenses
Selling expenses	(48,000)	(93,000)	(120,000)	(165,000)
General and administrative expenses	(502,797)	(479,516)	(951,906)	(1,189,295)
Total operating expenses	(550,797)	(572,516)	(1,071,906)	(1,354,295)

Loss from operations	(350,797)	(547,516)	(871,906)	(1,204,295)

Other (expenses) income
Interest (expenses) income	3	23	(15)	23
Other (expense) income	(265,941)	59,185	(260,046)	199,905
Loss (gain) from investment in trading securities	(1,286,722)	80,670	(1,138,564)	(28,734)
Total (expenses) income	(1,552,660)	139,878	(1,398,625)	171,194

Loss before income taxes	(1,903,457)	(407,638)	(2,270,531)	(1,033,101)

Income tax provision	-	-	-	-
Net loss and comprehensive loss	$(1,903,457)	(407,638)	$(2,270,531)	$(1,033,101)

Loss per share – basic and diluted	$(0.16)	(0.04)	$(0.19)	$(0.11)

Weighted Average Shares Outstanding – Basic and diluted	12,145,822	9,627,452	12,145,822	9,627,452

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ATIF HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JANUARY 31, 2025 AND 2024

For the three months ended January 31, 2025 and 2024

	Ordinary Share		Additional paid in	Accumulated
	Shares	Amount	capital	deficit	Total
Balance as at October 31, 2024 (unaudited)	11,917,452	11,917	36,210,985	(31,225,222)	4,997,680
Net loss for the period	-	-	-	(1,903,457)	(1,903,457)
Issuance of ordinary shares	3,820,000	3,820	4,771,075	-	4,774,895

Balance as at January 31, 2025 (unaudited)	15,737,452	15,737	40,982,060	(33,128,679)	7,869,118

Balance as at October 31, 2023 (unaudited)	9,627,452	9,627	29,196,350	(28,292,087)	913,890
Net loss for the period	-	-	-	(407,638)	(407,638)

Balance as at January 31, 2024 (unaudited)	9,627,452	9,627	29,196,350	(28,699,725)	506,252

For the six months ended January 31, 2025 and 2024

	Ordinary Share		Additional paid in	Accumulated
	Shares	Amount	capital	deficit	Total
Balance as at July 31, 2024	11,917,452	11,917	32,599,985	(30,858,148)	1,753,754
Net loss for the period	-	-	-	(2,270,531)	(2,270,531)
Capital contribution	-	-	3,611,000	-	3,611,000
Issuance of ordinary shares	3,820,000	3,820	4,771,075	-	4,774,895

Balance as at January 31, 2025 (unaudited)	15,737,452	15,737	40,982,060	(33,128,679)	7,869,118

Balance as at July 31, 2023	9,627,452	9,627	29,196,350	(27,666,624)	1,539,353
Net loss for the period	-	-	-	(1,033,101)	(1,033,101)

Balance as at January 31, 2024 (unaudited)	9,627,452	9,627	29,196,350	(28,699,725)	506,252

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ATIF HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended January 31,
	2025 (Unaudited)	2024 (Unaudited)
Cash flows from operating activities:

Net loss	$(2,270,531)	(1,033,101)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,282	59,338
Amortization of right of use assets	9,000	223,285
Loss on disposal of property and equipment	53,765	-
Loss from early termination of an operating lease	13,000	7,600
Loss from investment in trading securities	1,138,564	28,734
Changes in operating assets and liabilities:
Accounts receivable	-	150,000
Accounts receivable - related parties	200,000	600,000
Deposits	3,000	(25,000)
Prepaid expenses and other current assets	107,281	128,845
Deferred revenue	-	(70,000)
Taxes payable	-	(6,915)
Accrued expenses and other current liabilities	(456,114)	134,679
Lease liabilities	-	(214,877)
Net cash used in operating activities	(1,195,753)	(17,412)

Cash flows from investing activities:
Purchases of property and equipment	-	(5,086)
Investment in short-term investments	141,172	(446,662)
Loans made to a related party	-	(17,710)
Collection of borrowings from a related party	300,000	20,000
Net cash provided by (used in) investing activities	441,172	(449,458)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares	4,774,895	-
Net cash provided by financing activities	4,774,895	-

Effect of Exchange Rate Changes on Cash	-	-

Net increase (decrease) in Cash	4,020,314	(466,870)
Cash, beginning of period	1,249,376	606,022
Cash, end of period	$5,269,690	139,152

Supplemental disclosure of cash flow information:
Cash paid for interest expenses	$-	-
Cash paid for income tax	$-	6,915

Supplemental disclosure of Non-cash financing activities
Capital contribution from a shareholder in the form of trading securities	$3,611,000	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ATIF Holdings Limited (“ATIF” or the “Company”), formerly known as Eternal Fairy International Limited and Asia Times Holdings Limited, was incorporated under the laws of the British Virgin Islands (“BVI”) on January 5, 2015, as a holding company to develop business opportunities in the People’s Republic of China (the “PRC” or “China”). The Company adopted its current name on March 7, 2019. The Company is primarily engaged in providing business advisory and financial consulting services to small and medium-sized enterprise customers.

As of January 31, 2025 the Company’s unaudited condensed consolidated financial statements reflect the operating results of the following entities:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Parent company:
ATIF Holdings Limited (“ATIF”)	January 5, 2015	British Virgin Islands	Parent	Investment holding
Wholly owned subsidiaries of ATIF
ATIF Inc. (“ATIF USA”)	October 26, 2020	USA	100%	Consultancy and information technology support
ATIF Investment LLC (“ATIF Investment”)	April 25, 2022	BVI	100%	Consultancy and information technology support
ATIF BD	December 22, 2021	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BC	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support
ATIF BM	October 6, 2022	USA	100% owned by ATIF USA	Consultancy and information technology support

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The interim unaudited condensed consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The unaudited condensed consolidated balance sheets as of January 31, 2025 and for the unaudited condensed consolidated statement of operations and comprehensive loss for the three and six months ended January 31, 2025 and 2024 have been prepared without audit, pursuant to the rules and regulations of the SEC and pursuant to Regulation S-X. Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto, included in the Form 10-K for the fiscal year ended July 31, 2024, which was filed with the SEC on November 13, 2024.

In the opinion of the management, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the year ended July 31, 2024. The results of operations for the three and six months ended January 31, 2025 and 2024 are not necessarily indicative of the results for the full years.

The unaudited condensed consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity and going concern

For the six months ended January 31, 2025 and 2024, the Company reported a net loss of approximately $2.3 million and $1.0 million, respectively, and operating cash outflows approximately $1.2 million and approximately $0.02 million. In assessing the Company’s ability to continue as a going concern, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. Because of a history of net losses from operations, cash out from operating activities, and the requirement of additional capital to fund our current operating plan at January 31, 2025, these factors indicate the existence of an uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern.

In January 2025, the Company issued and sold 3,820,000 ordinary shares to certain non-affiliated institutional investors at a price of US$1.25 per share for gross proceeds of US$4.8 million. The Company recorded net proceeds of approximately $4.8 million.

As of January 31, 2025, the Company had cash of approximately $5.3 million, short-term investments in trading securities of approximately $2.8 million and due from a related party of $0.6 million, which were highly liquid. On the other hand, the Company had current liabilities of approximately $0.8 million. The Company’s cash and short-term investments in trading securities could well cover the current liabilities. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

Use of Estimates

In preparing the condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, revenue recognition, provision necessary for contingent liabilities and realization of deferred tax assets. Actual results could differ from those estimates.

Accounts Receivable, net

On August 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606, including contract assets. The adoption of the guidance had no impact on the allowance for credit losses for accounts receivable.

After the adoption of ASU 2016-13, The Company maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the condensed consolidated statements of operations and comprehensive loss. The Company uses loss-rate methods to estimate allowance for credit loss. The Company assesses collectability by reviewing accounts receivable on an individual basis because the Company had limited customers and each of them has difference characteristics, primarily based on business line and geographical area. In determining the amount of the allowance for credit losses, the Company multiplied the loss rate with the amortized cost of accounts receivable. The loss rate refers to the corporate default rate published by credit rating companies, which considers current economic conditions, reasonable and supportable forecasts of future economic conditions. Delinquent account balances are written-off against the allowance for credit losses after management has determined that the likelihood of collection is not probable.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment in Trading Securities

Equity securities not accounted for using the equity method are carried at fair value with changes in fair value recorded in the condensed consolidated statements of operations and comprehensive income (loss), according to ASC 321 “Investments — Equity Securities”. During the three and six months ended January 31, 2025 and 2024, the Company purchased certain publicly-listed equity securities through various open market transactions and accounted for such investments as “investment in trading securities” and subsequently measure the investments at fair value. In addition, during the six months ended January 31, 2025, the Company was also granted ordinary shares of a listed company as capital contribution from a shareholder. The Company initially accounted for the share as “investment in trading securities” at fair value by reference to the prevailing market price on shares grant date, and subsequently measure the share awards at fair value. For the three months ended January 31, 2025 and 2024, the Company recognized a loss of $1,286,722 and a gain of $80,670 from investments in trading securities, respectively. For the six months ended January 31, 2025 and 2024, the Company recognized a loss of $1,138,564 and $28,734 from investments in trading securities, respectively.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 – inputs to the valuation methodology are unobservable.

Fair value of investment in trading securities are based on quoted prices in active markets. The carrying amounts of the Company’s other financial instruments including cash and cash equivalents, accounts receivable due from a related party, deposits, due from related parties, accounts payable, and accrued expenses and other current liabilities approximate their fair values because of the short-term nature of these assets and liabilities. For lease liabilities and long-term payable, fair value approximates their carrying value at the year-end as the interest rates used to discount the host contracts approximate market rates. For the three and six months ended January 31, 2025 and 2024, there are no transfers between different levels of inputs used to measure fair value.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers (“ASC 606”).

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange.

For the three and six months ended January 31, 2025 and 2024, the Company primarily generated revenues from consulting services to customers who would like to go public.

The Company provides various consulting services to its members, especially to those who have the intention to be publicly listed in the stock exchanges in the United States and other countries. The Company categorizes its consulting services into three Phases:

Phase I consulting services primarily include due diligence review, market research and feasibility study, business plan drafting, accounting record review, and business analysis and recommendations. Management estimates that Phase I normally takes about three months to complete based on its past experience.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Phase II consulting services primarily include reorganization, pre-listing education and tutoring, talent search, legal and audit firm recommendation and coordination, VIE contracts and other public-listing related documents review, merger and acquisition planning, investor referral and pre-listing equity financing source identification and recommendations, and independent directors and audit committee candidate’s recommendation. Management estimates that Phase II normally takes about eight months to complete based on its past experience.

Phase III consulting services primarily include shell company identification and recommendation for customers expecting to become publicly listed through reverse merger transaction; assistance in preparation of customers’ public filings for IPO or reverse merger transactions; and assistance in answering comments and questions received from regulatory agencies. Management believes it is very difficult to estimate the timing of this phase of service as the completion of Phase III services is not within the Company’s control.

Each phase of consulting services is stand-alone and fees associated with each phase are clearly identified in service agreements. Revenue from providing Phase I and Phase II consulting services to customers is recognized ratably over the estimated completion period of each phase as the Company’s performance obligations related to these services are carried out over the whole duration of each Phase. Revenue from providing Phase III consulting services to customers is recognized upon completion of the reverse merger transaction or IPO transaction when the Company’s promised services are rendered and the Company’s performance obligations are satisfied. Revenue that has been billed and not yet recognized is reflected as deferred revenue on the balance sheet.

Depending on the complexity of the underlying service arrangement and related terms and conditions, significant judgments, assumptions, and estimates may be required to determine when substantial delivery of contract elements has occurred, whether any significant ongoing obligations exist subsequent to contract execution, whether amounts due are collectible and the appropriate period or periods in which, or during which, the completion of the earnings process occurs. Depending on the magnitude of specific revenue arrangements, adjustment may be made to the judgments, assumptions, and estimates regarding contracts executed in any specific period.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of January 31, 2025. As of January 31, 2025, all of the Company’s income tax returns for the tax years ended December 31, 2019 through December 31, 2023 remain open for statutory examination by relevant tax authorities.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is Dr. Kamran Khan, the Chairman of the Board of Directors and CEO.

The Company’s organizational structure is based on a number of factors that the CODM uses to evaluate, view and run its business operations which include, but not limited to, customer base, homogeneity of service and technology. The Company’s operating segments are based on such organizational structure and information reviewed by the CODM to evaluate the operating segment results. Based on management’s assessment, the management has determined that the Company now operates in one operating segment with one reporting segment as of January 31, 2025 and July 31, 2024, which is the consulting service business.

Risks and Uncertainty

(a) Credit risk

As of January 31, 2025, the Company held cash and cash equivalents of $5,242,239 deposited in the banks located in the U.S., which were insured by FDIC up to $250,000, and held cash and cash equivalents of $27,451 deposited in the investment bank accounts located in the U.S.

(b) Concentration risk

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

The Company has a concentration of its revenues and receivables with specific customers. For the three and six months ended January 31, 2025, one customer accounted for 100% of the Company’s consolidated revenue. For the three months ended January 31, 2024, one customer accounted for 100% of the Company’s consolidated revenue. For the six months ended January 31, 2024, four customers accounted for 40%, 33%, 17% and 10% of the Company’s consolidated revenue.

As of January 31, 2025, Company’s accounts receivable balance is nil. As of July 31, 2024, one related party customer accounted for 100% of the Company’s consolidated accounts receivable.

For the three and six months ended January 31, 2025 and 2024, substantially all of the Company’s revenues was generated from providing going public related consulting services to customers. The Company plans to mitigate the risks by transitioning its consulting services from the PRC based customers to more international customers.

(c) Other risks and uncertainties

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (the “SEC”) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis. Retrospective application is permitted. The Company is in the process of evaluating the impact of ASU 2023-09 on the consolidated financial statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — Codification Amendments in Response to SEC’s Disclosure Update and Simplification Initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of the above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is in the process of evaluating the impact of ASU 2023-06 on the consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures, which emphasizes the importance of providing more granular and detailed expense information in financial statements. The update requires entities to disaggregate expenses by nature and function on the income statement, offering a clearer picture of an entity's cost structure and operational efficiency. This enhanced disclosure is intended to improve the transparency and comparability of financial reporting. Entities must apply the new guidance retrospectively to all periods presented in the financial statements. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of these changes on its financial reporting and will implement the necessary adjustments to comply with the updated standards.

Recently issued ASUs by the FASB, except for the ones mentioned above, have no material impact on the Company’s condensed consolidated results of operations or financial position.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	January 31, 2025	July 31, 2024
	(unaudited)
Prepayment for advertising service fee (a)	$-	$120,000
Others	14,944	2,224
Total	$14,944	$122,224

(a)	Prepayment for advertising services represent the advance payments made by the Company to a third party advertising company for producing advertising contents. These prepayments were expensed in the second quarter when the services were performed.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	January 31, 2025	July 31, 2024
	(unaudited)
Furniture, fixtures and equipment	$-	$209,290
Less: accumulated depreciation	-	(149,243)
Property and equipment, net	$-	$60,047

Depreciation expense was nil and $9,669 for the three months ended January 31, 2025 and 2024, respectively. Depreciation expense was $6,282 and $19,338 for the six months ended January 31, 2025 and 2024, respectively.

In November 2024, the lease agreement with related party lessor was terminated prematurely, resulting in the disposal of all furniture, fixtures, and equipment located at the leased premises. Loss on disposal of the property and equipment was $53,765, which was recorded as other (expense) income in the consolidated statements of operations and comprehensive loss as of January 31, 2025.

NOTE 5 – INVESTMENTS IN TRADING SECURITIES

As of January 31, 2025 and July 31, 2024, the balance of investments in trading securities represented (i) certain equity securities of listed companies purchased through various open market transactions by the Company during the relevant periods. The investments are initially recorded at cost, and subsequently measured at fair value with the changes in fair value recorded in other income (expenses), net in the condensed consolidated statement of operations and comprehensive loss, and (ii) 7,850,000 ordinary shares of a listed company granted by a shareholder as capital contribution. The ordinary shares were granted on October 28, 2024 and were subject to 1933Act restrictions until March 2025. As of January 31, 2025, the fair value of the 7,850,000 ordinary shares was $2,570,090. The Company initially accounted for the share as “investment in trading securities” at fair value by reference to the prevailing market price on shares grant date, and subsequently measure the share awards at fair value.

For the three months ended January 31, 2025 and 2024, the Company recognized a decrease in fair value of investments of $1,286,722 and an increase in fair value of $80,670, respectively. For the six months ended January 31, 2025 and 2024, the Company recognized a decrease in fair value of investments of $1,138,564 and $28,734, respectively.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – OPERATING LEASES

The Company leased offices space under one non-cancelable operating lease with a related party lessor (Note 10). This lease agreement was terminated in November 2024, resulting in a loss from early termination amounting to $13,000. The loss comprised prepaid rental and lease deposit that were non-recoverable upon early termination, was recorded under other (expense) income in the consolidated statement of operations and comprehensive loss for the three and six months ended January 31, 2025.

Rent expenses for the three months ended January 31, 2025 and 2024 were $3,000 and $ 120,692, respectively. Rent expenses for the six months ended January 31, 2025 and 2024 were $12,000 and $ 246,371, respectively.

NOTE 7 – ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES, AND OTHER LONG-TERM LIABILITIES

Accounts payable, accrued expenses and other current liabilities consisted of the following:

	January 31, 2025	July 31, 2024
	(unaudited)
Accounts payable, accrued expenses and other current liabilities:
Accrued litigation fee, current (a)	$500,000	$750,000
Investment securities payable	-	69,621
Others	943	137,436
	$500,943	$957,057
Current portion of long-term payables:
Accrued litigation fee, noncurrent (a)	$250,000	$250,000

(a)	On September 24, 2024, the Company and Boustead Securities, LLC (“Boustead”) entered into a settlement agreement, pursuant to which the Company would compensate Boustead in the amount of $1,000,000. The compensation is payable in three instalments, with first instalment of $250,000 payable with execution of settlement agreement, the second instalment of $500,000 payable before March 1, 2025, and the final instalment of $250,000 payable before December 31, 2025. In September 2024, the Company paid the first instalment. Accordingly, the Company recorded accrued litigation fees of $500,000 and $750,000 as current liabilities as of January 31, 2025 and July 31, 2024, respectively. The remaining $250,000 was recorded as noncurrent liabilities as of January 31, 2025 and July 31, 2024.

NOTE 8 – COMMON STOCK

On January 15, 2025, the Company entered into certain securities purchase agreement with certain non-affiliated institutional investors pursuant to which the Company agreed to sell 3,820,000 of its ordinary shares in a registered direct offering, for gross proceeds of approximately $4.7 million. The purchase price for each Ordinary Share is $1.25. As of January 15, 2025, the Company had 100,000,000,000 authorized ordinary shares, and 15,737,452 ordinary shares were issued and outstanding, respectively.

NOTE 9 – ADDITIONAL PAID-IN CAPITAL

On October 28, 2024, the Company was granted 7,850,000 ordinary shares of a listed company by a shareholder as capital contribution. The ordinary shares were subject to 1933 Act restrictions until March 2025. The Company initially accounted for the share as “investment in trading securities” at fair value of $3,611,000, with corresponding account charged to “additional paid-in capital”.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS

1)	Nature of relationships with related parties

The table below sets forth the major related parties and their relationships with the Company, with which the Company entered into transactions during the three months ended January 31, 2025 and 2024, or recorded balances as of January 31, 2025 and July 31, 2024:

Name	Relationship with the Company
Mr. Jun Liu	The Chief Executive Officer of the Company
Huaya	Wholly owned by Mr. Pishan Chi, the former Chief Executive Officer of the Company
Asia International Securities Exchange Co., Ltd.	Wholly owned by Mr. Jun Liu
Zachary Group LLC (“Zachary Group”)	Wholly owned by Mr. Jun Liu

2)	Transactions with related parties

In June 2022, the Company entered into an office lease agreement (“Lease Agreement”) with Zachary Group. Pursuant to the agreement, the Company would lease the office space for a lease term of 5 years, matured in May 2027. The monthly rental fee was $20,000, payable on a monthly basis. On March 1, 2024, the Company and Zachary Group modified the lease agreement to reduce the lease term and office space. The modified agreement was for a lease term of 2 years through February 2026, and monthly rental fee was $3,000, payable on a monthly basis. On November 30, 2024, the Company entered into an agreement with Zachary Group and agreed that the Lease Agreement would be terminated effective November 1, 2024.

For the three months ended January 31, 2025 and 2024, the Company recorded rental expenses of $3,000 and $60,000, respectively. For the six months ended January 31, 2025 and 2024, the Company recorded rental expenses of $12,000 and $120,000, respectively.

For the three and six months ended January 31, 2025, the Company collected loans of $93,013 and repaid loans of $93,013 to Mr. Jun Liu.

For the three and six months ended January 31, 2024, the Company repaid loans of $nil and $17,710 to Asia International Securities Exchange Co., Ltd. The loans were interest free and was repayable on demand. For the six months ended January 31, 2024, the Company collected loans of $20,000 from Huaya.

3)	Balances with related parties

As of January 31, 2025 and July 31, 2024, the balances due from related parties were as follows:

	January 31, 2025	July 31, 2024
	(unaudited)
Accounts receivable:
Asia International Securities Exchange Co., Ltd.	$-	$200,000
	$-	$200,000
Due from related parties:
Asia International Securities Exchange Co., Ltd. (a)	$-	$900,000
Mr. Jun Liu	600,000
	$600,000	$900,000

a)	The balance due from Asia International Securities Exchange Co., Ltd. represented a prepayment for security purchase. However the transaction was subsequently canceled. The Company fully collect the prepayments.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company and ATIF Investment are not subject to tax on income or capital gains in the British Virgin Islands. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

USA

For the US jurisdiction, ATIF Inc., ATIF BC, ATIF BM are subject to federal and state income taxes on its business operations. The federal tax rate is 21% and state tax rate is 8.84%. ATIF BD has Nil State coporation tax, but franchise tax instead. The Company also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which both were passed in 2020, no material impact on the Company is expected based on the analysis. The Company will continue to monitor the potential impact going forward.

For the three and six months ended January 31, 2025 and 2024, the Company did not incur income tax expenses.

The Company’s deferred tax assets primarily derived from the net operating loss (“NOL”). The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion or all of the deferred tax assets will not be realized. The Company considers many factors when assessing the likelihood of future realization of the deferred tax assets, including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes, and other relevant factors. As of January 31, 2025 and July 31, 2024, management believes that the realization of the deferred tax assets appears to be uncertain and may not be realizable in the near future. Therefore, a 100% valuation allowance has been provided against the deferred tax assets.

Uncertain tax positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of January 31, 2025 and July 31, 2024 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – CONTIGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Pending Legal Proceeding with Boustead Securities, LLC (“Boustead”)

On May 14, 2020, Boustead filed a lawsuit against the Company and LGC for breaching the underwriting agreement Boustead had with each of the Company and LGC, in which Boustead was separately engaged as the exclusive financial advisor to provide financial advisory services to the Company and LGC.

Boustead’s Complaint alleges four causes of action against the Company, including breach of contract; breach of the implied covenant of good faith and fair dealing; tortious interference with business relationships and quantum meruit.

On October 6, 2020, ATIF filed a motion to dismiss Boustead’s Complaint pursuant to Federal Rule of Civil Procedure 12(b)(6) and 12(b)(5). On October 9, 2020, the United States District Court for the Southern District of New York directed Boustead to respond to the motion or amend its Complaint by November 10, 2020. Boustead opted to amend its complaint and filed the amended complaint on November 10, 2020. Boustead’s amended complaint asserts the same four causes of action against ATIF and LGC as its original complaint. The Company filed another motion to dismiss Boustead’s amended complaint on December 8, 2020.

On August 25, 2021, the United States District Court for the Southern District of New York granted ATIF’s motion to dismiss Boustead’s first amended complaint. In its order and opinion, the United States District Court for the Southern District of New York allowed Boustead to move for leave to amend its causes of action against ATIF as to breach of contract and tortious interference with business relationships, but not breach of the implied covenant of good faith and fair dealing and quantum meruit. On November 4, 2021, Boustead filed a motion seeking leave to file a second amended complaint to amend its cause of action for Breach of Contract. The Court granted Boustead’s motion for leave and Boustead filed the second amended complaint on December 28, 2021 alleging only breach of contract and dropping all other causes of action alleged in the original complaint. On January 18, 2022, the Company filed a motion to dismiss Boustead’s second amended complaint. Boustead filed its opposition on February 1, 2022 and the Company replied on February 8, 2022.

On July 6, 2022, the Court denied our motion to dismiss the second amended complaint. Thereafter, on August 3, 2022, the Company filed a motion to compel arbitration of Boustead’s claims in California. Briefing on the Company’s motion to compel concluded on August 23, 2022. Since the agreement between ATIF and Boustead contains a valid arbitration clause that applies to Boustead’s breach of contract claim, and the parties have not engaged in discovery, on February 14, 2023, the Court ordered that ATIF’s motion to compel arbitration is granted and this case is stayed pending arbitration.

On March 10, 2023, Boustead, filed Demand for Arbitration against ATIF (the Respondent) before JAMS in California and the assigned JAMS case Ref. No. is 5220002783. On May 25, 2023, ATIF filed its answer to deny Boustead’s Demand for Arbitration, which was unsuccessful and the arbitration process was initiated. The arbitrator ordered a motion to be filed by Boustead for a determination of contact interpretation, prior to extensive discovery into issues such as the alleged merits and damages, and to determine whether the contract interpretation should allow the matter to further proceed. Boustead had filed the Motion for Contract Interpretation Determination. ATIF filed its opposition to that Motion on October 16, 2023. The hearing on the motion was held on November 8, 2023, during which the arbitrator extended the hearing to February 29, 2024. The arbitrator also established December 15, 2023, as the deadline for Boustead to submit its reply regarding the contract interpretation issues raised by the Company. Simultaneously, the Company was granted until February 12, 2024, to present its response brief.

ATIF HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – CONTIGENCIES (continued)

On September 24, 2024, the Company and Boustead entered into a settlement agreement, pursuant to which the Company shall pay a total amount of $1,000,000 to Boustead. The payment is made in three instalments, the first instalment of $250,000 is payable upon execution of the settlement agreement, the second instalment of $500,000 is payable before March 1, 2025, and the final instalment of $250,000 is payable before December 31, 2025.

Pending Legal Proceeding with J.P Morgan Securities LLC (“JPMS”)

On December 22, 2023, J.P Morgan Securities LLC (“JPMS”) filed a lawsuit in the Superior Court of California, County of Orange, bearing Case Number 30-2023-01369978-CU-FR-CJC against ATIF Holdings Limited (“Holdings”), ATIF Inc., ATIF-1 GP, LLC (ATIF-1 GP”), and two officers of Holdings and ATIF Inc., Jun Liu and Zhiliang “Ian” Zhou, alleging and asserting that it is entitled to recover $5,064,160 in damages plus interest and attorneys’ fees relating to a stock transaction by ATIF-1 GP.

The parties have agreed to attempt to mediate the dispute before proceeding to litigation.  A mediation was held on May 6, 2024, but the parties could not come to a resolution. The Defendants’ time to respond to the lawsuit was May 20, 2024. On May 15, 2024, the Defendants filed a Petition with the Superior Court of California seeking to compel arbitration under the operative agreements and stay the underlying State Court action. On or about August 16, 2024, the parties agreed that JPMS and ATIF-1 GP, LLC would submit any disputes between the two of them only, to FINRA arbitration, and stay the California state court case pending such arbitration. At this time, the management is still in the process of evaluating the claims and defenses.

On January 22, 2025, Jun Liu resigned from his position as the Chief Executive Officer, director and Chairman of the board of directors of the “Company, effective immediately.

NOTE 13 – SUBSEQUENT EVENTS

On February 4, 2025, the Company entered into certain securities purchase agreement with certain non-affiliated institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell (1) 1,580,000 ordinary shares, par value $0.001 per share, and (2) certain pre-funded warrants to purchase up to 887,553 Ordinary Shares (the “Pre-Funded Warrants”) in a registered direct offering, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 2,467,553 Ordinary Shares, for aggregate gross proceeds of approximately $2.5 million. Each Pre-Funded Warrant is exercisable for one Ordinary Share at an exercise price of USS0.01. The Company are offering the Pre-Funded Warrants to the Purchaser whose purchase of the Ordinary Shares in this offering would otherwise result in such purchase, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchase, 9.99%) of outstanding Ordinary Shares immediately following the consummation of this offering. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

On February 20, 2025, Yue Ming resigned from her positions as the Chief Financial Officer and director of the board of directors the Company, effective immediately. Effective February 20, 2025, the Board appointed Shibin Yu as the Chief Financial Officer of the Company and director of the Board, to fill the vacancy created by the resignation of Yue Ming.

On March 2, 2025, the Company entered into a lease agreement with Sat Hing Pat for a term of one year, securing office space with a monthly rental fee of $1000.